Office Lease
                                     Between
                CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
                                  ("Landlord")

                                       and


                               INFONOW CORPORATION

                                   ("Tenant")

                               TABLE OF CONTENTS

PARAGRAPHS:
-----------

 1. BUSINESS POINTS                                                            1
 2. INTERPRETING THIS LEASE                                                    4
 3. UNDERSTANDING THE PROJECT                                                  4
 4. TERM                                                                       5
 5. PREPARING THE PREMISES                                                     5
 6. RENT AND SECURITY DEPOSIT                                                  5
 7. EXCESS OPERATING EXPENSES                                                  6
 8. LANDLORD SERVICES                                                          8
 9. OCCUPANCY AND CONTROL                                                     10
10. TENANTS COVENANTS                                                         10
11. REPAIRS, MAINTENANCE AND ALTERATIONS                                      12
12. ASSIGNMENT AND SUBLETTING BY TENANT                                       12
13. INDEMNITY                                                                 14
14. INSURANCE                                                                 15
15. FIRE OR CASUALTY                                                          16
16. CONDEMNATION                                                              17
17. DEFAULTS AND REMEDIES                                                     17
18. END OF TERM                                                               19
19. NOTICES                                                                   20
20. LANDLORD'S FINANCING                                                      20
21. RIGHTS RESERVED BY LANDLORD                                               20
22. HAZARDOUS MATERIALS                                                       21
23. LANDLORD'S INTEREST                                                       22
24. EXECUTION AND SIGNING AUTHORITY                                           22
25. QUIET ENJOYMENT                                                           22


EXHIBITS & RIDERS
-----------------

EXHIBIT "A"      LEGAL DESCRIPTION OF THE PROJECT
EXHIBIT "B"      FLOOR PLAN OF PREMISES
EXHIBIT "C"      CONSTRUCTION AGREEMENT
EXHIBIT "D"      CERTIFICATE OF ACCEPTANCE
EXHIBIT "E"      RULES AND REGULATIONS
EXHIBIT "F-1"    LIABILITY INSURANCE CERTIFICATE
EXHIBIT "F-2"    PROPERTY INSURANCE CERTIFICATE


RIDER NO.1       OPTION TO EXTEND
RIDER NO.2       PREFERENTIAL RIGHT TO LEASE
RIDER NO.3       RIGHT OF FIRST REFUSAL
RIDER NO.4       TERMINATION OPTION

                                  OFFICE LEASE

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Landlord named below leases to the Tenant named below, and Tenant leases from Landlord, the Premises described below pursuant to this Office Lease (this "Lease") entered into effective as of the Date of Lease specified below:

1. BUSINESS POINTS. The key business terms used in this Lease are defined as follows:

     (a)  "Date of Lease" (for reference purposes only): March 22, 1999

     (b) "Landlord": CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership.

     (c)  "Tenant": INFONOW CORPORATION a Delaware corporation.

     (d)  "Building": Office building commonly known as "1875 Lawrence Street".
                      Street Address: 1875 Lawrence Street
                      Denver, Colorado 80202

                      RSF of the Building: 169,610.

     (e) "Premises": Suite 1100, on the 11th floor of the Building, as shown on the floor plan attached as Exhibit "B".
          RSF of the Premises: 7,782.

     (f)  "Term": five (5) years.

     (g)  "Estimated Commencement Date": July 1, 1999.

     (h)  "Base Rent":

     Rental Period            Annual Base Rental Rate/RSF   Monthly Base Rent
     -------------            ---------------------------   -----------------
     CD to 6/30/00            $13.00                        $ 8,430.50
     7/01/00 to 6/30/01       $14.00                        $ 9,079.00
     7/01/01 to 6/30/02       $15.00                        $ 9,727.50
     7/01/02 to 6/30/03       $16.00                        $10,376.00
     7/01/03 to ED            $17.00                        $11,024.50


CD = Commencement Date (pursuant to Paragraph 4,)

ED = Expiration Dale (pursuant to Paragraph 4)

     (i)  "Security Deposit": $8,430.50 (payable upon execution of the Lease).

     (j)  "Base Year": Calendar year 1999.

     (k) "Parking Permits": Tenant shall take and pay for nine (9) permits allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Project. During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each unreserved permit, plus any taxes thereon.(1)

          (l) "Permitted Use": General office use, subject to Paragraph 9(a).

     (m)  Addresses:


                                    TENANT'S ADDRESS PRIOR TO THE COMMENCEMENT
LANDLORD'S ADDRESSES FOR NOTICE:    DATE:
--------------------------------    -----
1875 Lawrence Street, Suite 730     1875 Lawrence Street, Suite 900
Denver, Colorado 80202              Denver, Colorado 80202
Attention: Property Manager         Attention: Kevin Andrew
Telephone: (303) 296-7622           Telephone: (303) 293-0212
Facsimile: (303) 297-8351           Facsimile: (303) 293-0213

                                    TENANT'S ADDRESS ON AND AFTER THE
with a copy to:                     COMMENCEMENT DATE:
---------------                     ------------------

Crescent Real Estate Equities
Limited Partnership                 The Premises
777 Main Street, Suite 2100         Attention: Kevin Andrew
Fort Worth, TX 76102
Attention: Senior Vice President,
Asset Management
Telephone: (817) 321-2100
Facsimile: (817) 321-2000

with a copy to:
---------------

777 Main Street, Suite 2100
Fort Worth, Texas 76102
Attn: Legal Department
Telephone: (817) 321-2100
Facsimile: (817) 321-2000

LANDLORD'S ADDRESS FOR PAYMENTS:
--------------------------------

P.O. Box 844533
Dallas, Texas 75284-4533

     (n) Additional Definitions: In addition to the key business terms defined above, an index of the other defined terms used in the text of this Lease is set forth below, with a cross-reference to the paragraph in this Lease in which the definition of such term can be found:


     (1) In the event that Tenant desires to obtain parking permits for the use of parking spaces in addition to the foregoing, any such use shall be on a month-to-month basis, subject to availability as determined by Landlord, and at Landlord's then quoted monthly contract rate (as set from time to time) for each such permit, plus any taxes thereon.


ABS                               8(d)    Landlord's Mortgagee                                 20
ADA                               2(c)    Landlord's Reletting Expenses                     17(d)
Alterations                      11(c)    Landlord's Rental Damages.                        17(d)
Applicable Law                    2(c)    New Lease                                         21(c)
Beneficiary                   13(a)(i)    Operating Expenses                                 7(b)
Building Standard                 2(b)    Permitted Use                                      9(a)
Certificates                14(b)(iii)    Prime Rate                                        17(d)
Claims                       13(a)(ii)    Project                                            3(a)
Collateral                       17(g)    Project Systems                                 7(b)(I)
Commencement Date                    4    Providers                                         10(d)
Common Areas                      3(b)    Punchlist Items                                    5(b)
Construction Agreement            5(a)    Relocated Premises                                21(c)
Contamination                    22(a)    Relocation Date                                   21(c)
Control                          12(a)    Rent                                               6(a)
Current Providers                10(d)    RSF                                                3(a)
Default Rate                     17(b)    Rules and Regulations                              9(b)
Defend                      13(a)(iii)    Service Areas                                      3(b)
EOE                               7(a)    Service Interruption                               8(e)
Event of Default                 17(a)    State                                              2(c)
Excess Operating Expenses         7(a)    Substantial Completion                      4(e) of the
                                                                           Construction Agreement
Expiration Date                      4    Telecommunications Services                       10(d)
Fair Rental Value                17(d)    Tenant Parties                                 13(a)(I)
Hazardous materials              22(a)    Tenant's Contribution                             15(b)
Hold Over                        18(c)    Tenant's FF&E                               14(b)(I)(C)
HVAC                              8(a)    Tenant's Insurable Injuries                   13(a)(ii)
Indemnify                        13(a)    Transfer                                          12(a)
Insurable Injuries           13(a)(ii)    Waive                                        13(a)(iii)
ISO                          13(a)(ii)    Work                                        4(e) of the
                                                                           Construction Agreement
Land                              3(a)
Landlord Parties              13(a)(I)
Landlord's Contribution          15(b)



                                       3

2. INTERPRETING THIS LEASE

     (a) Usage of Certain Words, Bold italicized print in quotations marks, e.g., "Transfer", indicates definition of a term. A defined term includes all grammatical variations which are also shown with initial capital letters. For example, the defined word "Transfer" includes "Transferee", "Transferring", "Transferred", etc., as grammatically appropriate in the text. Cross-references to other provisions of this Lease are in bold print following the word "Paragraph ". The word "including" shall not be construed restrictively to limit or exclude other items i-lot listed. Unless the context otherwise requires, the singular includes the plural and the plural the singular, and the masculine, feminine and neuter genders are interchangeable. Unless otherwise specified as a business day, a "day" means a calendar day.

     (b) Building Standard. "Building Standard" means the type, brand, quantity or quality of materials, equipment, services, insurance coverages, methods, scheduling and usages Landlord designates or determines from time to time to be standard for the Building or the Project.

     (c) Applicable Law. "Applicable Law" means all laws, statutes, ordinances, court rulings, regulations, public or private restrictions and requirements now or hereafter adopted by any governmental or other authority, board of fire underwriters, titility company, property association, declarant or similar body, affecting the Project or this Lease, including Title III of The Americans with Disabilities Act of 1990, the Accessibility Guidelines for Buildings and Facilities and any other law pertaining to disabilities and architectural barriers (collectively, "ADA"). THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS LEASE ARE GOVERNED BY THE APPLICABLE LAW OF THE STATE OR OTHER JURISDICTION WHERE THE BUILDING IS LOCATED ("STATE"). ALL OBLIGATIONS UNDER THIS LEASE ARE PERFORMABLE IN THE COLINTY OR OTHER JURISDICTION TN WHICH THE BUILDING IS LOCATED, WHICH SHALL BE VENUE FOR ALL LEGAL ACTIONS.

     (d) Entire Agreement This Lease contains the parties' entire agreement regarding the subject matter hereof. There are no representations or warranties between the parties not contained in this Lease. No amendment of this Lease shall be effective unless in writing and duly signed by the party against whom enforcement is sought. Any invalidated provision of this Lease shall be severed from, and shall not impair the validity of, this Lease. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

3. UNDERSTANDING THE PROJECT.

     (a) Project and Rentable Area. The "Project" consists of the tract of land described on Exhibit "A" (the "Land"), the Building and all appurtenant parking facilities, landscaping, fixtures, Common Areas, service buildings and related improvements now or hereafter constructed thereon or on land acquired by Landlord (or its affiliates) and added to the Project from time to time. The "RSF" is the then-current square footage of rentable area of a given space calculated using Building Standard methods of measurement.

     (b) Common Areas and Service Areas. Landlord grants Tenant a non-exclusive right to use the Common Areas during the Term for their intended purposes, in common with others and subject to the provisions of this Lease. "Common Areas" are all present and future areas, facilities and equipment in the Project designated by Landlord for the common use of the occupants of the Building and their customers, employees and invitees, including tunnels, walkways, sky bridges and driveways, lobbies, landscaped areas, loading areas, public corridors, public restrooms, stairs and elevators, and drinking fountains. "Service Areas" are all present and future areas, facilities and equipment serving the Project which are not generally accessible to Tenant or other occupants of the Building, including mechanical, telecommunications, electrical and similar rooms, and HVAC equipment areas.

4. TERM. The Term shall commence on(2) (the "Commencement Date"), and shall end on the last day of the calendar month in which it would otherwise expire (the "Expiration Date"). Landlord shall not be liable or responsible for Claims made or incurred by Tenant due to any delay in tendering the Premises. If the Term is extended, the Expiration Date shall be the last day of the calendar month in which the extended Term would otherwise expire. If the Lease is terminated prior to the Expiration Date, the effective date of termination shall become the Expiration Date, except for purposes of Paragraph 17.

5. PREPARING THE PREMISES.

     (a) Condition, Tenant agrees to accept the Premises "as-is". However, all improvements, if any, shall be constructed in the Premises, and the cost thereof paid, in accordance with the "Construction Agreement" attached as Exhibit "C" (if applicable). Except as expressly provided in this Lease or the Construction Agreement, Landlord has not undertaken to perform any alteration or improvement to the Premises.

     (b) Acceptance. BY TAKING POSSESSION OF THE PREMISES, AND TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(1), TENANT WAIVES (i) ANY CLAIMS DUE TO DEFECTS IN THE PREMISES AND/OR THE PROJECT EXCEPT (A) MINOR FINISH ADJUSTMENTS IN WORK PERFORMED BY LANDLORD ("Punchlist Items") SPECIFIED IN REASONABLE DETAIL BY TENANT CONTEMPORANEOUSLY WITH TAKING POSSESSION, AND (B) LATENT DEFECTS IN LANDLORD'S WORK OF WHICH TENANT NOTIFIES LANDLORD WITHIN 180 DAYS AFTER TAKING POSSESSION; AND (ii) ALL EXPRESS AND IMPLIED WARRANTIES OF SUITABILITY, HABITABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. Except to the extent otherwise expressly provided in this Lease, Tenant Waives the right to terminate this Lease due to the condition of the Premises, the Building or the Project; Punchlist Items; or Landlord's failure to perform its construction obligations under this Lease. Tenant shall, within 15 days after Landlord's request, execute and deliver a Certificate of Acceptance of the Premises substantially in the form attached as Exhibit "D".

6. RENT AND SECURITY DEPOSIT.

     (a) Definition. The term "Rent" includes Base Rent, Excess Operating Expenses and any and all other sums payable by Tenant under this Lease. All Rent (plus any applicable taxes thereon) shall be payable to Landlord at the Address for Payments set forth above, or to such other place or entity as may from time to time be designated in writing by Landlord, in lawful money of the United States of America. Tenant shall pay Landlord monthly installments of Base Rent and Excess Operating Expenses in advance on or before the first day of each calendar month during the Term, without deduction, setoff or prior request for payment. Rent for any partial month shall be prorated on a daily basis based on a 365-day calendar year. Tenant may make Rent payments by electronic transfer in accordance with Landlord's instructions.

     (b) Base Rent. Beginning on the Commencement Date, Tenant shall pay Landlord the Base Rent. Concurrently with its execution of this Lease, Tenant shall pay Landlord prepaid rent equal to the aggregate Base Rent payable through the end of the first full calendar month of the Term, based on the Estimated Commencement Date.

     (c) Security Deposit. Concurrently with its execution of this Lease, Tenant shall pay Landlord the Security Deposit in order to secure Tenant's faithful performance under this Lease (without being considered Rent or a measure of Landlords damages and without prejudice to any other rights or remedies of Landlord). The Security Deposit shall be held without interest and may be commingled with other funds. If all or any portion of the Security Deposit is ever applied under this Lease, Tenant shall immediately deposit additional funds with Landlord equal to the amount so applied. Provided no uncured Event of Default then exists under this Lease (and no condition exists which, with the


          (2) July 1,1999
passage of time or giving of notice, would become an Event of Default), the Security Deposit (or the remaining balance after application under this Lease) shall be refunded to Tenant within 30 days after the latest of (i) the Expiration Date; (ii) payment of all Rent due tinder this Lease; (iii) surrender of possession of the Premises to Landlord in accordance with this Lease; and
(iv) Landlord's receipt of Tenant's forwarding address and written request for refund.

7. EXCESS OPERATING EXPENSES.

     (a) Calculation, During the Term, Tenant shall pay Landlord Tenants proportionate share of the amount (prorated for any partial calendar year) by which Operating Expenses for each calendar year exceed Operating Expenses for the Base Year ("Excess Operating Expenses" or "EOE"). Tenant's proportionate share is equal to the RSF of the Premises divided by the RSF of the Building. Operating Expenses are computed o an accrual basis in accordance with sound accounting principles consistently applied. If the Building is less than fully occupied or Building Standard services are not provided to the entire Building during any calendar year (including the Base Year), all Operating Expenses which vary directly with occupancy shall be "grossed-up" by Landlord as if the Building had been fully occupied and Building Standard services had been provided to the entire Building during such calendar year.

     (b) Operating Expenses. "Operating Expenses" are all costs and expenditures of every kind incurred by Landlord in connection with the ownership, operation, maintenance, management, repair and protection of the Project which are directly attributable or reasonably allocable to the Building, including Landlord's personal property used in connection with the Project and including all costs and expenditures within the following expense categories:

          (i) Operation, maintenance, repair and replacements of any part of the Project, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and security systems (collectively, "Project Systems"); materials and supplies (such as light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

          (ii) Administrative and management fees, including accounting, information and legal services (except for negotiations and disputes with specific tenants not affecting other parties); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management.

          (iii) Janitorial service; window cleaning; waste disposal; gas, water and sewer charges (including add-ons); and landscaping, including all applicable tools and supplies.

          (iv) Property, liability and other insurance coverages carried by Landlord, including deductibles and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

          (v) Real estate taxes, assessments, business taxes, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, including interest on installment payments, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession, or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or paid as rent under any ground lease. Real estate taxes do not include Landlord's income, franchise or estate taxes (except to the extent such excluded taxes are assessed in lieu of taxes included above).

          (vi) Compliance with Applicable Law, including license, permit and inspection fees; and all expenses and fees, including attorneys fees and court costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlords costs).

          (vii) Security services, to the extent provided or contracted for by Landlord,

          (viii) Goods and services purchased from Landlord's subsidiaries and affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods and services (except no such limitation shall apply in emergencies).

          (ix) Depreciation (or amortization) of expenditures incurred: (A) to conform with Applicable Law; (B) to maintain Building Standards; or (C) with the intention of promoting safe or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems. Such expenditures shall be depreciated or amortized uniformly over a reasonable period of time determined by Landlord, together with interest on the tmdepreciated or unamortized balance at the Prime Rate plus 2%.

          (x) Electrical services used in the operation, maintenance and use of the Project; sales, use, excise and other taxes assessed by governmental authorities on electrical services supplied to the Project, and other costs of providing electrical services to the Project.

     (c) Exclusions. Operating Expenses exclude costs and expenditures in the following categories:

          (i) Leasing commissions, attorneys fees and other expenses related to leasing tenant space and constructing improvements for the sole benefit of an individual tenant.

          (ii) ABS goods and services furnished to an individual tenant of the Project which are separately reimbursable directly to Landlord in addition to EOE.

          (iii) Repairs required because of casualty or condemnation damage to the extent of insurance or condemnation proceeds actually received by Landlord.

          (iv) Except as provided in Paragraph 7(b)(ix), depreciation, amortization, interest payments on any encumbrances on the Project and the cost of capital improvements or additions and replacements.

     (d) Estimated Monthly Payments. During each calendar year of the Term after the Base Year, Tenant shall pay Landlord, in advance concurrently with each monthly payment of Base Rent, 1/12th of Landlord's good-faith estimate of the EOE to be payable by Tenant for such calendar year. By April 30th of the next calendar year, or as soon thereafter as practical, Landlord shall furnish Tenant a statement of actual Operating Expenses for the prior calendar year. Provided no uncured Event of Default then exists hereunder (and no condition exists which, with the passage of time or giving of notice, would become an Event of Default), Landlord shall promptly refund any overpayment to Tenant for the prior calendar year (or, at Landlord's option, apply such amount against Rent due or to become due hereunder). Likewise, Tenant shall, within 30 days of Landlord's invoice, pay Landlord any underpayment for the prior calendar year. The foregoing obligations shall survive the Expiration Date. Landlord may alter its billing procedures at any time, including adjusting estimated EOE based on actual or expected increases in Operating Expenses. In no event shall Base Rent be reduced if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year.

     (e) (see footnote below)(3)

8. LANDLORD SERVICES.

     (a) Basic Services. Landlord shall as an Operating Expense, furnish the following services to the Premises (to which services Landlord may at any time and from time to time make reasonable cha ages): (i) running tap water from the local utility at the supply points provided for general tenant use; (ii) heating, ventilating and air conditioning / "HVA C") 01 weekdays between 8:00 a.m. and 6:00 p.m. and Saturdays between 8:00 a.m. and 12:00 noon, excluding generally recognized business holidays; (iii) janitorial service 5 days per week (excluding holidays); (iv) exterior window washing; (v) non-exclusive passenger elevators sufficient for ingress and egress to the Premises, subject to proper authorization and the Rules and Regulations; (vi) routine maintenance of the Common and Service Areas; and (vii) replacement of Building Standard light bulbs, tubes and ballasts.

     (b) Electrical Service.

          (i) Landlord shall furnish Building Standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption. Landlord may, at any time and from time to time, calculate Tenant's actual electrical consumption in the Premises either by a survey conducted by a reputable consultant selected by Landlord, or through separate meters installed, maintained and read by Landlord, all at Tenant's expense. The cost of ABS electrical consumption shall be paid by Tenant in accordance with Paragraph 8(d).

          (ii) Landlord reserves the right to select the provider of electrical services to the Building and/or the Project. To the fullest extent permitted by Applicable Law, Landlord shall have the continuing right, upon 30 days written notice, to change such utility provider and install a submeter for the Premises at Tenant's expense. All charges and expenses incurred by Landlord due to any such changes in electrical services, including maintenance, repairs, installation and related costs, shall be incltided in the electrical services costs referenced in Paragraph 7(h)(x), unless paid directly by Tenant.




          (3)(e) Right to Audit. Within 60 days (the "Audit Election Period") after Landlord furnishes its statement of actual Operating Expenses for any calendar year (including the Base Year), Tenant may, at its expense during Landlords normal business hours, elect to audit Landlords Operating Expenses for such calendar year only, subject to the following conditions:
     (i) the audit shall be prepared by a certified public accounting firm of recognized national standing; (ii) in no event shall any audit be performed by a firm retained on a 'contingency fee' basis; (iii) the audit shall commence within 30 days after Landlord makes Landlords hooks and records available to Tenant's auditor and shall conclude within 60 days after commencement; (iv) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord's business; (v) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord's confidentiality agreement for Landlord's benefit prior to commencing the audit; (vi) the accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlords review and approval before the final approved audit report is delivered to Landlord; and (vii) there is no uncured Event of Default under this Lease. Notwithstanding the foregoing, Tenant shall have no right to conduct such an audit to the extent Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not he construed to limit or abate Tenant's obligation to pay Rent when due, including estimated EOE. Landlord shall credit any overpayment determined by the approved audit against the next sums due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant. Likewise, Tenant shall pay Landlord any underpayment determined by the approved audit within 30 days of determination. The foregoing obligations shall survive the Expiration Date. If Tenant does not give written notice of its election to audit Landlord's Operating Expenses during the Audit Election Period, Landlord's Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same.

          (iii) If submetering is installed for the Premises, Landlord may charge for Tenant's actual electrical consumption monthly in al-rears at commercially reasonable rates determined by Landlord, except as to electricity directly purchased by Tenant from third party providers. Even if the Premises are submetered, Tenant shall remain obligated to pay its proportionate share of the cost of electrical services as provided in Paragraph 7(b)(x), except that Tenant shall be entitled to a credit against electrical services costs eqtial to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to Building Standard electrical services submetered to the Premises.

     (c) Parking. Landlord shall provide the Parking Permits described in Pa agraph 1, which shall allow "in-c udout" privileges to the designated parking facilities or areas using parking access cards or permits, as applicable. No deductions from the monthly charge shall be made for days on which the pai-ld ~g facilities are not used by Tenant. Landlord shall have the continuing right to change the designation of such parking facilities or areas. Tenant, its employees, contractors and invitees, shall at all times comply with the applicable parking rules issued from time to time. Neither Tenant nor its employees shall use any parking spaces designated for visitors or other occupants of the Project. Tenant shall, within 15 days of Landlord's written request, furnish Landlord a complete list of license plate numbers for all vehicles operated by any Tenant Party. Tenant's sole remedy for any period during which Tenant's use of any Parking Permit is precluded for any reason shall be abatement of parking charges for such precluded permits.

     (d) ABS Services. Building Standard services are furnished based upon Building Standard (i) leasehold improvements; (ii) population density; (iii) electrical consumption; (iv) electrical design capacity; and (v) hours of operation (not to exceed 280 hours per month), and any other applicable qualifications set forth in this Lease. "ABS" means over and above Building Standard (including related modifications and equipment changes). All requests for ABS services, whether HVAC, electrical, janitorial or other services, shall be made in writing and are subject to Landlord's prior written approval, which may include, as a condition to such approval, the imposition of restrictions or other requirements by Landlord. Landlord shall install any equipment or other modifications necessary to furnish any approved ABS services, all at Tenant's expense (including all related consulting, acquisition, installation and maintenance costs). Unless otherwise specified in this Lease, Tenant shall, within 15 days of invoicing, pay the foregoing expenses and Landlord's then-quoted standard charges for any ABS services furnished to or necessitated by any Tenant Party. Landlord may withhold its consent to any ABS services or, having previously granted consent, terminate or suspend any ABS services (and remove any i-elated equipment or modifications at Tenant's expense), if (A) Landlord determines the provision or continuation of such ABS services is unnecessary or could damage the Building or Project Systems, create a dangerous condition, entail unreasonable Alterations or expense, or disturb other tenants in the Building; or (B) there exists an Event of Default or other condition which, with the passage of time or giving of notice, would become an Event of Default. ABS HVAC shall be furnished upon Tenant's written request given no later than 12:00 noon of the preceding business day.

     (e) Service Interruptions. Upon interruption of any service furnished by Landlord under this Lease (a "Service Interruption") other than a Service Interruption for scheduled maintenance, tests and inspections, Tenant shall immediately notify Landlord, in which event Landlord shall use commercially reasonable efforts to restore such service to the Premises. No Service Interruption shall (i) constitute a breach by Landlord under this Lease; (ii) relieve Tenant of any obligation under this Lease (except as provided below); or
(iii) be deemed a constructive eviction of Tenant from the Premises. Commencing on the 4 consecutive business day of any Service Interruption within Landlord's control, and except to the extent such Service Interruption is caused by a Tenant Party, Tenant shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Premises rendered unfit for occupancy for the Permitted Use. In the event of any conflict between this Paragraph 8(e) and the casualty and condemnation provisions of Paragraphs 15 and 16, the latter shall control. EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, AND TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES ALL CLAIMS AGAINST THE LANDLORD PARTIES ARISING FROM SERVICE INTERRUPTIONS.



          (4) 6th

9. OCCUPANCY AND CONTROL.

     (a) Permitted Uses. The Premises shall be used by Tenant (and its permitted Transferees) solely for the "Permitted Use" consistent with Building Standard services, population density and hours of operation. The following ancillary uses shall not be permitted in the Premises unless they are strictly limited to the exclusive use of Tenant's employees and do not, in the aggregate, occupy more than 10% of the RSF of the Premises or of any single floor (whichever is less):
credit union; data processing; schools, training and other educational purposes; telemarketing; collection agency; reservation centers; or storage. Tenant agrees that the following uses are expressly prohibited i t the Premises: government offices or agencies; personnel agencies; medical treatment and health care; restaurants and other retail; customer service offices of a ptiblic utility company; or any other purpose which would, in Landlord's reasonable opinion, impair the reputation or quality of the Building, create unreasonable or excessive demands or loads on any Project Systems, Common Areas or parking facilities, impair Landlord's efforts to lease space or otherwise interfere with the operation of the Project.

     (b) Rules and Regulations. During the Term, Tenant shall comply with the "Rules and Regulations" established by Landlord for the Project, as amended from time to time. The current Rules and Regulations are attached as Exhibit "E". This Lease shall control in the event of any conflict between this Lease and any Rules and Regulations.

     (c) Signage. Tenant shall not, without Landlord's prior written approval, paint, affix, erect, display or distribute any signs, advertisements or notices upon (or visible from) the exterior of the Premises or elsewhere in the Project, except for Building Standard tenant identification information permitted by Landlord in the main building directory or adjacent to the main entrance to the Premises.(5)

     (d) Consents. Where Landlord's consent or approval is required in this Lease, Landlord may withhold such consent or approval in its sole discretion, except as otherwise specified in the applicable provision. If Tenant requests Landlord's consent or approval under any provision of this Lease and Landlord fails or refuses to give such consent or approval, Tenant's sole remedy shall be an injunction or an action for specific performance.

10. TENANT'S COVENANTS. Tenant covenants and agrees as follows:

     (a) Tenant's Operations. Tenant shall, at its expense, promptly comply with Applicable Law in its use and occtipancy of the Premises (including construction of any Alterations required by Applicable Law). Tenant shall not do or permit anything to be done in the Premises which shall in any way (i) obstruct or interfere with the operation of the Project or with the rights of other tenants of the Project; (ii) injure, disturb or annoy other tenants of the Project, including the emission of offensive odors, noises or vibrations; (iii) tend to harm the reputation of Landlord or the Project; (iv) deceive or defraud the public; or (v) increase Landlord's insurance costs.

     (b) No Recordation or Liens. Tenant shall not record this Lease (or a memorandum thereof). Tenant shall not in any way encumber any interest in the Premises or the Project, and shall cause any liens arising from acts or omissions of, or due to a Claim against, a Tenant Party to be promptly discharged by payment, bonding or otherwise. If Tenant fails to timely discharge any such lien, Landlord may, without further notice to Tenant, discharge such lien in any reasonable manner determined by Landlord on Tenant's behalf and at Tenant's expense, payable within 30 days of Landlord's invoice.




          (5) Subject to the requirements of the immediately preceding sentence, Tenant shall have the right to have its company logo painted on the glass entryway to the Building, at its sole cost and expense, and consistent in size, design, type, manner and form with all such signage currently in place on such glass entryway ("Signage"'). Tenant agrees not to make any alterations or additions to the Signage without in each instance first obtaining the written approval of Landlord, which approval shall not be unreasonably withheld.

     (c) Security. Tenant shall (i) take reasonable steps to secure the Premises and the personal property of all Tenant Parties in the Common Areas and parking facilities of the Project, from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all ABS security devices installed in the Premises (such as locks, smoke detectors and burglar alarms), which shall be integrated with any other Building security systems; and (iii) cooperate with Landlord and other tenants in the Project on security matters. Tenant acknowledges that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property, and that such matters are the responsibility of Tenant and the local law enforcement authorities. To THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES ALL CLAIMS AGAINST TI-IE LANDLORD PARTIES RELATED TO SECURITY IN THE PREMISES OR THE PROJECT.

     (d) Telecommnnications. Tenant shall, at its expense, arrange for all voice, data and other telecommunications services to be furnished to the Premises ("Telecommunications Services") by third party providers ("Providers"). However, Landlord reserves the right to (i) control access to, and use and maintenance of, the Project Systems, roof, equipment areas and riser space of the Building; (ii) renegotiate the terms (whether implied, oral or written) under which any Providers furnish Telecommunications Services in the Building as of the Commencement Date (collectively, "Current Providers"); provided, however, such re-negotiation shall not prevent a Current Provider from furnishing Telecommunications Services to the Premises; (iii) require Providers to enter into a written license agreement with Landlord; and (iv) require Providers to furnish customary evidence of financial creditworthiness and business reputation acceptable to Landlord. After the Commencement Date, Tenant shall give Landlord 90 days prior written notice of Tenant's desire to use a new Provider who is not a Current Provider. Tenant shall not extend Telecommunications Services, or otherwise make its telecommunications facilities available, to other tenants or occupants of the Project without Landlord's prior written consent. To THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT WAIVES ALL CLAIMS AGAINST THE LANDLORD PARTIES ARISING, OR ALLEGED TO ARISE, IN CONNECTION WITH TELECOMMUNICATIONS SERVICES.

     (e) Taxes. Tenant shall promptly pay directly to the taxing authority all sales and/or ad valorem taxes now or hereafter levied by separate bill on Tenant's personal property and ABS leasehold improvements. Tenant Waives all rights under Applicable Law to protest appraised values or receive notice of reappraisal regarding the Project (incltiding Landlord's personalty), irrespective of whether Landlord contests same. To the extent such Waiver is prohibited, Tenant appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to appear and take all actions which Tenant would otherwise be entitled to take under Applicable Law.

     (f) Third Party Commissions, Tenant represents and warrants that no broker or agent has represented Tenant in connection with this Lease except The Staubach Company, which is acting as Tenant's agent6 in connection with this Lease7. Tenant shall Indemnify and Defend each Landlord Party against any Claims for real estate commissions or fees in connection with this Lease made by any party Claiming through Tenant(8).

     (g) Estoppel Letters and Financial Statements. Within 5 business days after written request, Tenant shall execute and deliver to Landlord and/or its designee (i) a current and complete financial statement for Tenant certified as true and correct by Tenant's chief financial officer; and/or (ii) an estoppel letter certifying (A) as true and correct, a copy of this Lease and any amendments; (B) the then-effective business terms under Paragraph 1; (C) whether Landlord is in defatilt and, if so, the nature of such default; (D) the date to which Rent has been paid; and (E) any other matters Landlord, Landlord's Mortgagee or any prospective purchaser may require; provided such statements are true and accurate. Tenants failure to timely execute and return the requested estoppel letter shall be conclusive evidence of the matters set forth therein.


          (6) ("Tenant's Broker")


          (7) and whose commission shall be paid by Landlord in the amount which is the lesser of (i) six percent (60 o) of the total value of this Lease (less the value for any Renewal Periods or for any Preferential Space [both terms as hereinafter defined]) less any concessions and (ii) $3.00 per RSF of the Premises.

          (8) except as pertains to the commission referenced in the foregoing sentence

11.     REPAIRS, MAINTENANCE AND ALTERATIONS.

     (a) Landlord's Obligations. Landlord shall maintain the roof, foundation, exterior windows and surfaces, load-bearing components of the Building and the Project Systems, except (i) for wiring, ducts, conduit, plumbing or pipes within leased space (even if installed by Landlord); (ii) for damage caused by a Tenant Party; or (iii) as otherwise provided in this Lease.

     (b) Tenant's Obligations. Tenant shall throughout the Term keep the Premises and all furnishings, trade fixtures, equipment and leasehold improvements therein in good condition and repair, including all necessary repairs and replacements, but excluding ordinary wear and tear and damage from casualty or condemnation, If Tenant fails to do so within 15 days after written notice, Landlord may make the necessary repairs or replacements, and Tenant shall reimburse Landlord therefor, plus a 15% administrative fee, within 15 days of Landlord's invoice, Tenant shall not in any manner deface or injure any part of the Project, and shall, upon demand, pay the cost (plus 15%) of Landlord's repair and replacement of any damage or injury caused by any Tenant Party.

     (c) Alterations. Except as expressly provided below, no alterations or improvements to the Premises (collectively, "Alterations") shall be made without Landlord's prior written consent, which shall not be unreasonably withheld. Provided Tenant gives Landlord prior written notice and otherwise complies with the provisions of this Paragraph, Landlord's consent shall not be required with respect to Alterations which do not exceed the lesser of $10,000 or $1.00 per RSF in the Premises in aggregate cost in any 12 month period. In no event shall (and it shall be reasonable for Landlord to withhold its consent if) any Alterations (i) interfere with construction in progress or other tenants in the Project; (ii) adversely affect or alter the Project Systems, structural integrity or exterior appearance of the Building; (iii) impair Building Standard services or require ABS services (either during or after such work); (iv) be visible from the exterior of the Premises or the Building; or (v) be permitted if any uncured Event of Default then exists (or any condition exists which, with the passage of time or giving of notice, would become an Event of Default). At least 1 5 business days prior to commencing construction, Tenant shall in each instance, whether or not Landlord's consent is required, furnish complete plans and specifications for any proposed Alterations for Landlord's review and approval. All Alterations shall be constructed at Tenant's expense (plus a construction management fee to Landlord equal to 10% of the contract price) in a good and workmanlike manner, and otherwise in compliance with Applicable Law, the Rules and Regulations, Building Standard construction criteria and Landlord's other reasonable requirements. Tenant acknowledges that Landlord is no an architect or engineer, and that the Alterations will be designed and/or constructed by Land lord using independent architects, engineers and contractors (except for Alterations for which Landlord's prior written consent is not required, which shall be constructed by Tenant using Landlord's approved contractors). Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Applicable Law or be free from errors or omissions, nor that the Alterations will be free from defects, and Landlord will have no liability therefor. Upon completion, Tenant shall at its expense, provide Landlord with "as built" plans on Landlord's CAD system (or other format requested by Landlord).

12. ASSIGNMENT AND SUBLETTING BY TENANT.

     (a) Transfer. Tenant shall not, without Landlord's prior written consent in each instance in accordance with Paragraph 12(c), convey, assign or encumber this Lease or any interest herein, directly or indirectly, voluntarily or by operation of law, including the merger or conversion of Tenant with or into another entity, or sublet all or any portion of the Premises, or permit the use or occupancy of any part of the Premises by anyone other than Tenant (collectively, "Transfer"). If Tenant is other than an individual, any change in "control" of Tenant shall constitute a Transfer, and the surviving party in control shall be the Transferee. "control" means the direct or indirect power to direct or cause direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise. Conversely, Tenant shall not sublease space from, or assume the lease obligations of, another tenant in the Project without Landlord's prior written consent, Following any Transfer, Tenant (and any guarantors) shall remain fully liable under this Lease, as then or thereafter amended with or without notice to or consent of Tenant (or any guarantors), and Landlord may proceed directly under this Lease against Tenant (or any guarantor) without first proceeding against any other party. Tenant shall give Landlord written notice of any proposed

Transfer at least 30 days prior to the anticipated effective date of the proposed Transfer, which notice shall include a complete detailed written description of the Transfer; the name, address, business and intended use of the Transferee; a current audited financial statement for the Transferee certified by recognized accounting firm; a copy of the proposed Transfer document; appropriate evidence of the existence, good standing and signature authority of the Transferee in the State; and such other pertinent information as Landlord reasonably requests, together with Landlord's then-quoted Transfer processing fee. If the proposed Transferee is subject to any new requirements tinder Applicable Law (including ADA), (i) Tenant shall be liable for any costs or expenses to comply with such requirements, and (ii) to the extent such requirements require Alterations, Tenant shall deliver for Landlord's approval plans and specifications complying with such additional requirements and acceptable security assuring timely, lien-free completion of construction. If the aggregate consideration paid to Tenant for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the Transferred interest), then Tenant shall, within 15 days after receipt, pay such excess to Landlord.(9)

     (b) Landlord's Options. Within 30 days after receipt of all required Transfer information, Landlord shall give Tenant written notice of its election
(i) to consent to the Transfer; or (ii) to terminate this Lease as of the effective date of the Transfer as to the space covered by such Transfer for the remainder of the Term, in which event Tenant shall, subject to Paragraph 18, be relieved of its obligations accruing after the termination date with respect to the terminated interest; or (iii) not to consent to the Transfer, in which event this Lease shall continue in full force and effect. If Landlord fails to timely make such election, Landlord shall be deemed to have elected option (iii) above. Any Transfer occurring without Landlord's consent shall be void and shall constitute an Event of Default hereunder. In any event, all renewal and expansion options and other preferential rights tinder this Lease are personal to the original Tenant under this Lease and shall not be exercisable by any Transferee. Neither Landlord's acceptance of any name for listing on the Building directory or other signage, nor Landlord's acceptance of Rent from any Transferee, shall be deemed, or substitute for, Landlord's consent to a Transfer.

     (c) Consent. Landlord shall not unreasonably withhold consent to any Transfer pursuant to Paragraph 12(b)(iii). Landlord shall not be deemed to have unreasonably withheld consent if: (i) Transferee's financial condition is not reasonably satisfactory to Landlord or does not evidence Transferee's ability to pay its obligations (including those undertaken in connection with the Transfer) when due; (ii) the net worth of Transferee (plus any guarantor) is less than that of Tenant (plus any guarantor) as of the Date of Lease or the effective date of Transfer whichever is greater; (iii) Transferee refuses to provide additional security required by Landlord as a result of a change in financial creditworthiness or legal structure, such as increased security deposit, guaranties, etc.; (iv) Transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (v) the rise, nature, business, activities or reputation in the business community of Transferee (or its principals, employees or invitees) are not acceptable to Landlord;


          (9) Notwithstanding the foregoing, Landlord shall consent to a Transfer to an Affiliate (as defined below) unless: (i) Transferee's use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (ii) the use, nature, business, activities or reputation in the business community of Transferee (or its principals, employees or invitees) are not acceptable to Landlord;
     (iii) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund) qualification tests applicable to Landlord or its affiliates;
     (iv) an uncured Event of Default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an Event of Default); (v) Transferee is an occupant of, or Landlord is otherwise engaged in lease negotiations with Transferee for, other premises in the Project; (vi) Transferee is or has been involved in a dispute or litigation with any Landlord Party; or (vii) Transferee fails to execute Landlord's then-standard form of consent document, which will contain, in the event of an assignment, an assumption by Transferee of all obligations of Tenant under this Lease accruing after the date of Transfer. The term "Affiliate" means any person or entity controlling, controlled by or under common control with Tenant.

(vi) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust (or pension fund) qualification tests applicable to Landlord or its affiliates; (vii) an uncured Event of Default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an Event of Default); (viii) Transferee is an occupant of, or Landlord is otherwise engaged in lease negotiations with Transferee for, other premises in the Project; or (ix) Transferee is or has been involved in a dispute or litigation with any Landlord Party.

13. INDEMNITY.

     (a)  Definitions,

          (i) Parties. The "Tenant Parties" are Tenant and its shareholders, members, managers, partners, directors, officers, employees, agents, contractors, sub lessees, licensees and invitees. The "Landlord Parties" are Landlord, the manager of the Building, Landlord's Mortgagee(s) and any affiliates or subsidiaries of the foregoing, and all of their respective officers, directors, employees, shareholders, members, partners, agents and contractors. A "Beneficiary" is the intended recipient of the benefits of another party's Indemnity, Waiver or obligation to Defend.

          (ii) Claims and Injuries. "Claims" means all damages, losses, injuries, penalties, disbursements, costs, charges, assessments, expenses (including legal, expert and consulting fees and expenses incurred in investigating, Defending or prosecuting any allegation, litigation or proceeding), demands, litigation, settlement payments, causes of action (whether in tort or contract, in law, at equity or otherwise) or judgments. "Insurable Injuries" refers to "advertising injury", "bodily injur , "personal injury" and "property damage" collectively, as such terms are defined in Insurance Services Office, Inc. ("ISO") form CG 0001 1093 "Commercial General Liability". "Tenant's Insurable Injuries" are Insurable Injuries occurring (A) in the Premises or (B) outside the Premises and caused or suffered by a Tenant Party.

          (iii) Indemnify, Waive and Defend. "Indemnify" means to protect and hold a party harmless from and against a potential Claim and/or to compensate a party for a Claim actually incurred. "Waive" means to knowingly and voluntarily relinquish a right and/or to release another party from liability. No Waive shall occur except by a writing signed by the party against whom the Waiver is claimed. No Waiver in one instance shall be deemed a Waiver in another instance, however similar. No demand for or acceptance of partial payment or performance shall Waive the underlying obligation or breach unless expressly agreed in writing. "Defend" means to provide a competent legal defense of a Beneficiary against a Claim with counsel reasonably acceptable (and at no cost) to the Beneficiary.

     (b) Indemnity Regarding Tenant's Performance. To THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT SHALL INDEMNIFY AND DEFEND THE LANDLORD PARTIES AGAINST ALL CLAIMS ARISING, OR ALLEGED TO ARISE, FROM THE FOLLOWING: (i) ANY ACT OR OMISSION OF ANY TENANT PARTY, INCLUDING THE CONDUCT OF TENANT'S BUSINESS IN THE PREMISES AND ANY INCREASE IN THE PREMIUM FOR ANY INSURANCE POLICY CARRIED BY LANDLORD RESULTING THEREFROM; OR (ii) ANY MISREPRESENTATION MADE BY TENANT OR ANY GUARANTOR OF TENANT'S OBLIGATIONS IN CONNECTION WITH THIS LEASE.

     (c) Indemnity Regarding Tenant's Insurable Injuries. TO THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), TENANT SHALL INDEMNIFY AND DEFEND THE LANDLORD PARTIES AGAINST ALL CLAIMS ARISING, OR ALLEGED TO ARISE, FROM TENANT'S INSURABLE INJURIES.

     (d) Indemnity Regarding Landlord's Insurable Injuries. To THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(f), BUT SUBJECT TO ANY LIMITATIONS CONTAINED ELSEWHERE IN THIS LEASE, INCLUDING PARAGRAPH 23, LANDLORD SHALL INDEMNIFY AND DEFEND THE TENANT PARTIES AGAINST ALL CLAIMS ARISING FROM INSURABLE INJURIES SUFFERED BY THIRD PARTIES IN THE COMMON AREAS OR SERVICE AREAS TO THE EXTENT CAUSED, OR ALLEGED TO HAVE BEEN CAUSED, BY THE NEGLIGENT OR WILLFUL ACT OR OMISSION OF ANY LANDLORD PARTY, BUT NOT AS TO CLAIMS FOR WHICH THE LANDLORD PARTIES ARE INDEMNIFIED PURSUANT TO PARAGRAPHS 13(b) AND 13(c).

     (e) Waivers, To THE FULLEST EXTENT PROVIDED BY PARAGRAPH 13(1), (i) TENANT WAIVES ALL CLAIMS AGAINST THE LANDLORD PARTIES ARISING, OR ALLEGED TO ARISE, FROM (A) TENANT'S INSURABLE INJURIES, (B) ANY INSURABLE INJURIES TO ANY TENANT PARTY CAUSED BY PARTIES OTHER THAN LANDLORD PARTIES, OR (C) BUSINESS INTERRUPTION OR LOSS OF USE OF THE PREMISES SUFFERED BY TENANT; AND (ii) LANDLORD WAIVES ALL CLAIMS AGAINST THE TENANT PARTIES ARISING, OR ALLEGED TO ARISE, FROM THE DAMAGE TO OR LOSS OF TANGIBLE PROPERTY BELONGING TO A LANDLORD PARTY.

     (f) Scope of Indemnities and Waivers. ALL INDEMNITIES, WAIVERS AND OBLIGATIONS TO DEFEND, WHEREVER CONTAINED IN THIS LEASE, (i) SHALL BE ENFORCED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOR THE BENEFIT OF THE APPLICABLE BENEFICIARY THEREOF, REGARDLESS OF ANY EXTRAORDINARY SHIFTING OF RISKS, AND EVEN IF THE APPLICABLE CLAIM IS CAUSED BY THE ACTIVE OR PASSIVE NEGLIGENCE OR SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SUCH BENEFICIARY, ANT) REGARDLESS OF WI-IETHER LIABILITY WITHOUT FAULT OR STRICT LIABILITY IS IMPOSED UPON OR ALLEGED AGAINST SUCH BENEFICIARY, BUT NOT TO THE EXTENT THAT A COURT OF COMPETENT JURISDICTION HOLDS IN A FINAL JUDGMENT THAT A CLAIM IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH BENEFICIARY; (ii) ARE INDEPENDENT OF, AND SHALL NOT BE LIMITED BY, EACH OTHER OR ANY INSURANCE OBLIGATIONS IN THIS LEASE (WHETHER OR NOT COMPLIED WITH); AND
(iii) SHALL SURVIVE THE EXPIRATION DATE UNTIL ALL RELATED CLAIMS AGAINST THE BENEFICIARIES ARE FULLY AND FINALLY BARRED BY APPLICABLE LAW. NOTWITHSTANDING THE POTENTIAL FOR EXTRAORDINARY SHIFTING OF RISK, LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE EXECUTED THIS LEASE IN MATERIAL RELIANCE UPON INCLUSION OF EACH SUCH INDEMNITY AND WAIVER.

     (g) Reliance, In reliance on Tenant's Indemnities and Waivers in this Lease and Tenant's insurance required by Paragraph 14(b), Landlord shall not carry primary insurance for Tenant's Insurable Injuries. Tenant acknowledges that (i) if Landlord had been required to carry primary insurance for Tenant's Insurable Injuries, the Rent payable under this Lease would have been higher; and (ii) Tenant is relying not on Landlord or Landlord's insurance in order to pay Claims arising from Tenant's Insurable Injuries, but rather on (A) the insurance required under Paragraph 14(b) and any additional insurance Tenant has elected to carry as to Claims covered by insurance, (B) Tenant's own funds as to deductibles, self-insured retentions under Tenant's insurance and Claims which exceed Tenant's insurance limits, and (C) third parties (other than Landlord Parties) as to Claims arising from the third party actions not covered by Landlord's Indemnity.

14. INSURANCE.

     (a) Landlord's Insurance. Landlord shall, as an Operating Expense, procure and maintain (i) commercial general liability insurance with a combined single limit of at least $5,000,000, and (ii) special form or all risks property insurance covering the full replacement cost of (A) the shell and core of the Building, (B) any fixtures and leasehold improvements Landlord is required by this Lease to restore, and (C) any equipment and other personal property owned by Landlord and used in connection with the Building.

     (b) Tenant's Insurance.

          (i) Required Policies. Tenant shall, at its sole expense, procure and maintain the following insurance coverages throughout the Term:

                    (A) Commercial general liability insurance on ISO Form CG 00011093 or CG 0001 0695 (or, if Tenant has 2 or more locations covered by the policy and the policy contains a general aggregate limit, ISO form amendment "Aggregate Limits of Insurance Per Location" CG 2504 1185) in the amounts and with the coverages described in Exhibit "F-1". Landlord Parties shall be included as "additional insureds" using ISO additional insured form CG 2026 1185, without modification. A waiver of subrogation in favor of Landlord Parties using ISO form CG 2404 1093 is also required.

                    (B) Workers' compensation and employer liability coverage with a waiver of subrogation in favor of the Landlord Parties on endorsement form WC 429394 (Texas only) or ISO form WC 000313 (all other states) and in the amounts and with the coverages described in Exhibit "F-1".

                    (C) "Special form" or "all risks" property insurance on ISO form CP 1030 (or equivalent Business Owner's Policy) in conformity with Exhibit "F-2" with no exclusions other than standard printed exclusions, including an ordinance or law coverage endorsement and a waiver of subrogation in favor of the Landlord Parties, and covering 100% replacement cost of Tenant's furnishings, trade fixtures, equipment and inventory ("Tenant's FF&E") and all ABS improvements and Alterations to the Premises. The Landlord Parties shall be shown as "loss payees as their interests may appear".

                    (D) Business income and extra expense coverage for 6 months' income and expenses with waiver of subrogation in favor of the Landlord Parties.

          (ii) Form of Policies and Additional Requirements. All insurance providers shall maintain ratings of Best's Insurance Guide A/VIII or Standard & Poor Insurance Solvency Review A-, or better. All carriers must be admitted to engage in the business of insurance in the State. All policies must be primary, with the policies of Landlord and Landlord's Mortgagees being excess, secondary and noncontributing. No cancellation, non-renewal or material modification shall occur without 30 days' prior written notice by the insurance carrier to Landlord and Landlord's Mortgagees. Tenant shall reinstate any aggregate limit which is reduced because of losses paid to below 75% of the limit required by this Lease. No policy shall contain a deductible or self-insured retention in excess of $10,000 without Landlord's prior written approval. Tenant shall, at its expense, also procure and maintain any other insurance coverages Landlord or Landlord's Mortgagees may require.

          (iii) Evidence of Insurance. Commercial general liability and workers' compensation insurance must be evidenced by ACORD form 25 "Certificate of Insurance" in the form and substance of Exhibit "F-1", and property and business income insurance must be evidenced by ACORD form 27 "Evidence of Property Insurance" in the form and substance of Exhibit "F-2" (collectively, the "Certificates"). The Certificates must be delivered with the executed Lease, and new Certificates must be delivered no later than 30 days prior to expiration of the current policies. Copies of endorsements required by this Lease must be attached to the Certificates delivered to Landlord. If requested in writing by Landlord, Tenant shall promptly deliver to Landlord a certified copy of any insurance policies required by this Lease. If the forms of policies, endorsements, certificates or evidence of insurance required by this Paragraph are superseded or no longer available, Landlord shall have the right to require other equivalent or better forms.

15. FIRE OR CASUALTY.

     (a) No Restoration. If the Premises or the Building are damaged by fire or other casualty to the extent that reconstruction cannot reasonably be completed within 1 year after the date of damage, as determined by Landlord, or more than 50% of the RSF of the Premises becomes untenantable due to casualty damage within the last 12 months of the Term, then either Landlord or Tenant may, by written notice given within 90 days of such damage, terminate this Lease, in which event Tenant shall be entitled to a fair diminution of Base Rent while and to the extent Tenant is unable to conduct its business in the Premises.

     (b) Restoration. If this Lease is not so terminated, Landlord shall reconstruct the Premises and/or the Building to substantially the same condition as existed immediately prior to the date of damage, except that Landlord shall not be required to spend more than the insurance proceeds made available for such purposes by Landlord's Mortgagee. However, Landlord shall only be required to reconstruct the Building Standard leasehold improvements existing in the Premises on the date of damage (" Landlord's Contribution"). Tenant shall pay the difference between the total cost of reconstructing the Premises and Landlord's Contribution ("Tenant's Contribution"). Prior to Landlord's commencement of reconstruction, Tenant shall place Landlord's estimate of Tenant's Contribution in escrow with Landlord (or furnish Landlord with other commercially reasonable assurances of payment). Tenant shall be entitled to a fair diminution of Base Rent while and to the extent Tenant is unable to conduct its business in the Premises.

16. CONDEMNATION. If any portion of the Premises becomes permanently untenantable upon condemnation (or conveyance by deed in lieu thereof) of any portion of the Project, then either Landlord or Tenant may, by written notice given within 60 days after the date of the taking, terminate this Lease as to the untenantable portion of the Premises effective as of the date of the taking. If this Lease is so terminated as to only part of the Premises, Landlord shall
(a) grant a fair diminution of Base Rent; and (b) make all repairs necessary to convert the remaining Premises to a complete architectural and tenantable unit, but only to the extent proceeds attributable to the area taken (based on an equitable allocation excluding any award for land) are made available for such purpose by Landlord's Mortgagee. Tenant Waives the right to assert any Claim for the taking (or conveyance by deed in lieu thereof) of any right, interest or estate under this Lease, and assigns such right to Landlord. However, Tenant may, to the extent permitted by Applicable Law, pursue a Claim for its moving expenses, inconvenience and business interruption in a proceeding independent of Landlord's condemnation suit, so long as Landlord's award is not thereby reduced or delayed.

17. DEFAULTS AND REMEDIES.

     (a) Events of Default. Each of the following shall be an "Event of Default" under this Lease: (i) Tenant fails to pay any monetary obligation under this Lease when due; provided that the first such failure during any consecutive 12 month period shall not be an Event of Default if Tenant pays the amount due within 5 days after written notice from Landlord; or (ii) Tenant fails to comply with any non-monetary obligation under this Lease within 10 days after written notice or, if such non-monetary failure is of a nature requiring more than 10 days to cure using reasonable diligence, fails to promptly commence such cure within such 10-day period and thereafter diligently prosecute same to completion within 10 additional days (provided that the foregoing notice procedure shall not apply to the occurrences described in clauses (iii) through (ix) below for which only a single informative notice without opportunity to cure is necessary); or (iii) Tenant fails to comply with any single provision of this Lease more than 2 times during any consecutive 12 month period during the Term regardless of cure; (iv) the failure to dismiss any petition filed by or against Tenant or any guarantor under the U.S. Bankruptcy Code (or similar law) within 45 days; or (v) the assignment of, or appointment of a receiver or trustee for, Tenant's leasehold interest or substantially all of the assets of Tenant or any guarantor; or (vi) Tenant fails to take possession of, or subsequently abandons or vacates, the Premise 10; or (vii) if Ten ant is a legal entity, Tenant dissolves, liquidates or otherwise ceases to exist in good standing in the State; or (viii) the death or dissolution of any guarantor; or (ix) Tenant becomes or is declared insolvent according to Applicable Law.

     (b) Remedies. Upon any Event of Default, Landlord shall have the right: (i) to terminate this Lease as to all or any interest therein; (ii) to terminate Tenant's right of possession of all or any part of the Premises (including any Parking Permits attributable thereto) without terminating this Lease; (iii) to re-enter the Premises, change or pick locks, alter security devices and lock out or expel Tenant and any other occupant of the Premises without complying with Applicable Law, the benefits of which are Waived by Tenant to the fullest extent permitted; (iv) to remove and store, at Tenant's expense, all property in the Premises using such lawful force as may be necessary; (v) to apply any Security Deposit as permitted under this Lease; (vi) to cure such Event of Default for Tenant at Tenant's expense (plus a 150 o administrative fee); (vii) to withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease, as amended; and/or (viii) to require all future payments to be made by cashier's check or money order after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than 5 days late. In addition, Landlord may, without regard to any notice or cure provision and whether or not an Event of Default exists, (A) impose a late charge of 10% on any amount not paid within 5 days after becoming due or 20% on any amount not paid within 10 days after becoming due and (B) charge interest on any amount not paid when due from the due date through the date of payment at the "Default Rate", which is the lesser of 18% per annum or the highest interest rate permitted by Applicable Law. TO THE FULLEST



          (10) for a period of longer than 90 days

EXTENT PROVIDED BY PARAGRAPH 13(1), TENANT SHALL INDEMMFY AND DEFEND LANDLORD PARTIES AGAINST CLAIMS ARISING FROM ANY BREACH OF TENANT'S OBLIGATIONS UNDER THIS LEASE.

     (c) Election of Remedies. Landlord may exercise the foregoing rights and remedies, as well as any other rights or remedies available tinder Applicable Law, without (i) judicial process; (ii) further notice to Tenant; (iii) incurring liability of any kind to Tenant, including liability for trespass or conversion; (iv) constituting an eviction of Tenant; (v) releasing Tenant or any guarantor from any obligation under this Lease; (vi) waiting until the Expiration Date; or (vii) prejudicing any other right or remedy of Landlord. All such rights and remedies, together with any rights and remedies available under Applicable Law, are cumulative with no exercise of any one or more of them prohibiting or waiving the exercise of any other. Landlord may, at any time after terminating Tenant's right to possess the Premises without terminating this Lease, elect to terminate this Lease and thereupon pursue any and all other rights and remedies otherwise available upon such latter election.

     (d) Measure of Damages. If Landlord either terminates this Lease or terminates Tenant's right to possess the Premises without terminating this Lease, Tenant shall immediately surrender and vacate the Premises and pay Landlord (i) the cost of recovering the Premises; (ii) all Rent accrued through the end of the month in which the termination becomes effective; (iii) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including attorneys' fees, court costs and interest at the Default Rate; (iv) "Landlord's Reletting Expenses" equal to commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises, including the cost of removing and storing Tenant's FF&E or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant's signage and other fixtures, making the Premises ready for a new tenant, including the cost of advertising, commissions, architectural fees and leasehold improvements (even if amortized over a new lease term which exceeds the balance of the Term), and any allowances and/or concessions provided by Landlord; a id (v) "Landlord's Rental Damages" equal to the amount (never less than zero) by which (A) the total Rent payable by Tenant for the portion of the Term that is or would be remaining after the month in which the termination becomes effective exceeds (B) the Fair Rental Value of the Premises for such period. In calculating Landlord's Rental Damages, each monthly payment of Rent and Fair Rental Value shall be discounted at the Prime Rate from its respective due date to its present value as of the date of termination. The "Fair Rental Value" is the total rental that would be received from a comparable tenant for a comparable lease of premises in the Building of equivalent quality, size, condition, remaining lease term and location as the Premises, taking into account rental rates and concessions then generally prevailing in the market place, the period of time the Premises are reasonably expected to remain vacant before commencement of rental payments by a suitable new tenant, and all other relevant factors. If any portion of the Premises is relet, the Fair Rental Value for such relet portion shall be calculated based upon the rental receivable by Landlord for the applicable reletting term. The "Prime Rate" is the "prime" rate then published by Citibank, N.A., its successors or assigns, or another major financial institution selected by Landlord. Until the earlier of the termination of this Lease or the final determination of all damages under this Lease, all Rent payable under this Lease shall continue to accrue and be payable when due during the Term. Once the aggregate amount of damages is determined as provided above, the unpaid balance, if any, shall thereafter accrue interest at the Default Rate until paid in full.

     (e) Mitigation of Damages. Upon termination of Tenant's right to possess the Premises, Landlord shall, to the extent required by Applicable Law (and no further), use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the Premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Paragraph 12(c), or who (i) is an affiliate, parent or subsidiary of Tenant; (ii) is not acceptable to Landlord's Mortgagee(s); (iii) requires improvements to the Premises to be made at Landlord's expense; or (iv) is unwilling to accept lease terms then proposed by Landlord, including: (A) leasing for a shorter or longer term than remains under this Lease, (B) re-configuring or combining the Premises with other space, (C) taking all or only a part of the Premises, and/or (D) changing the use of the Premises.

     (f) Attorneys' Fees. In any dispute regarding this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and expenses from the other party.

     (g) Landlord's Lien. To secure Tenant's obligations under this Lease, 'Tenant grants Landlord a contractual security interest on all of Tenant's FF&E now or hereafter situated in the Premises and all proceeds therefrom, including insurance proceeds (collectively, "Collateral"). No Collateral shall be removed from the Premises without Landlord's prior written consent until all of Tenant's obligations are fully satisfied (except in the ordinary course of business and then only if replaced with items of same value and quality). Upon any Event of Default, Landlord may, to the fullest extent permitted by Applicable Law and in addition to any other remedies provided herein, enter upon the Premises and take possession of any Collateral without being held liable for trespass or conversion, and sell the same at public or private sale, after giving Tenant at least 5 days written notice (or more if required by Applicable Law) of the time and place of such sale. Such notice may be sent with or without return receipt requested. Unless prohibited by Applicable Law, any Landlord Party may purchase any Collateral at such sale. The proceeds from such sale, less Landlord's expenses, including reasonable attorneys' fees and other expenses, shall be credited against Tenant's obligations. Any surplus shall be paid to Tenant (or as otherwise required by Applicable Law) and any deficiency shall be paid by Tenant to Landlord upon demand. Upon request, Tenant shall execute and deliver to Landlord a financing statement sufficient to perfect the foregoing security interest or Landlord may file a copy of this Lease as a financing statement, as permitted under Applicable Law.

     (h) Force Majeure. Time is of the essence. If either party is unable to perform any obligation under this Lease due to unavailability of materials or equipment, strikes or other labor difficulties, governmental restrictions, casualties or other causes beyond such party's reasonable control, such obligation shall be stayed for the duration of such condition. This Paragraph shall not affect or postpone the payment of Rent or other amounts due, except as otherwise expressly provided in the attached Construction Agreement (if any).

18. END OF TERM.

     (a) Surrender. Upon the earlier of the Expiration Date or Landlord's termination of Tenant's right of possession of the Premises, Tenant shall peaceably surrender the Premises (including all Alterations and leasehold improvements) to Landlord, vacuum-clean, fiee of debris and in the same condition existing as of the Commencement Date, subject to ordinary wear and tear and except for damage due to casualty and condemnation.

     (b) Removal of Improvements and Tenant's Property . Upon the earlier of the Expiration Date or Landlord's termination of Tenant's right of possession of the Premises pursuant to Paragraph 11(b), and except as otherwise expressly provided in writing by Landlord at the time of installation, (i) all leasehold improvements and Alterations installed in the Premises, including all built--in fixtures and cabling, shall become Landlord's property; and (ii) provided there is no uncured Event of Default, Tenant shall, at its expense, immediately remove all of Tenant's FF&E from the Premises. However, except as otherwise expressly provided in writing by Landlord at the time of installation, Landlord may, at Tenant's expense, remove from the Premises (or require to be removed by Tenant or an approved third party contractor) any or all Alterations, cabling and/or ABS leasehold improvements. Tenant shall, within 30 days after Landlord's invoice, reimburse Landlord for the cost to restore the Premises and otherwise repair any damage caused by any of the foregoing removal work. All of Tenant's foregoing obligations shall survive the Expiration Date. If Tenant's FF&E is not timely removed, Landlord may, upon 10 days written notice to Tenant's address (which notice Tenant agrees shall be deemed "reasonable"), and to the fullest extent permitted by Applicable Law: (i) treat such property as abandoned by Tenant with full rights of ownership in Landlord; (ii) remove and store such property at Tenant's expense with reimbursement by Tenant to Landlord upon demand; and/or (iii) sell or dispose of such property without delivering any proceeds to Tenant. Tenant Waives all Claims against the Landlord Parties arising from any right available to Tenant under Applicable Law restricting Landlord's foregoing rights, and the right to assert any Claim against Landlord for the value or use of any property abandoned by Tenant in the Premises.

     (c) Hold Over, If any Tenant Party remains in possession of the Premises after the Expiration Date, whether or not with Landlord's consent but without executing a new lease ("Hold Over"), the Term shall not be extended, nor shall any rights or remedies of Landlord be adversely affected, even if Landlord thereafter accepts Rent. Instead, during the Hold Over, Tenant shall be deemed a tenant at sufferance (and not a tenant at will or month--to-month tenant) subject to all provisions of this Lease except that Base Rent and all amounts payable to Landlord tinder Paragraph 7 shall be double the greater of (i) the amount payable during the last month of the Term, or (ii) Landlord's then--quoted rental rate for comparable space in the Project. Either party may terminate the Hold Over immediately upon written notice. Tenant shall pay Landlord all damages incurred by reason of any Hold Over11.


          (11) provided however, so long as no uncured Event of Default exists under the Lease, the Base Rent and all amounts payable to Landlord under Paragraph 7 for the first 30 days of any such Hold Over shall be increased to only 150% of such greater amount

19. NOTICES. All notices shall be delivered by hand, reputable overnight courier or certified mail (return receipt requested), postage prepaid, or by facsimile, to Landlord at the Addresses for Notice specified in the Business Points (or such other addresses specified in writing to Tenant); and to Tenant at the appropriate address specified in the Business Points. Notice shall be deemed given upon the date of confirmed receipt, if sent by hand, or tm next business day after the date sent, if sent by post, overnight courier or electronically-confirmed facsimile, except that a change of address notice shall be effective 5 business days after actual receipt. Notices to Tenant addressed to the Premises may be made by posting on the entrance door of the Premises.

20. LANDLORD'S FINANCING. This Lease is subordinate to all liens, encumbrances, easements, deeds of trust and ground leases now or hereafter encumbering the Building, and all refinancings, replacements, modifications, extensions or consolidations thereof. Tenant shall attorn to any mortgagee, ground lessor, trustee under a deed of trust or purchaser at a foreclosure or trustee's sale ("Landlord's Mortgagee") as "Landlord" under this Lease. Tenant shall, within 5 business days after Landlord's request, execute and deliver to Landlord in recordable form whatever true and correct instruments may be required to evidence such subordination and attornment. If Tenant fails to execute and deliver such instrument as required, the statements therein shall be deemed to be true. Landlord's Mortgagee may at any time subordinate its lien to this Lease by unilaterally executing a subordinating instrument. Tenant shall not exercise any right or remedy tinder this Lease or at law or in equity unless (a) Tenant gives written notice to Landlord and Landlord's Mortgagee (whose name and address shall be provided upon request) specifying the exact nature of the alleged breach and how it may be remedied; and (b) both Landlord and Landlord's Mortgagee fail to cure same within 30 days after receipt of Tenant's notice (plus such additional time as Landlord's Mortgagee may require).

21. RIGHTS RESERVED BY LANDLORD. Landlord (and its designated agents, contractors and managers) shall have the following rights:

     (a) Access to the Premises. To enter the Premises upon reasonable notice (except in emergencies when no notice is required) for purposes of (i) inspection; (ii) making repairs, additions, improvements or alterations to the Premises, any adjoining space or the Building as permitted or required under this Lease or as Landlord elects; (iii) confirming Tenant's compliance with this Lease; and (iv) exhibiting the Premises to prospective purchasers, mortgagees or tenants. During each entry, Landlord shall tise reasonable good faith efforts to minimize interference with Tenant's use of the Premises. In no event shall Tenant be deemed constructively evicted nor entitled to any abatement of Rent. Landlord shall at all times retain a mechanical or card key to all doors in or about the Premises, except Tenant's vaults, safes and other portions of the Premises reasonably designated by Tenant in writing as "secure areas" (to which Landlord shall not be required to provide Building Standard maintenance or janitorial services). In emergencies or if otherwise required to comply with this Lease, Landlord shall have the right to use any and all means necessary to open any doors, including doors to any designated secure areas, as may be reasonably necessary tinder the circumstances. Landlord may erect scaffolding and other structures where reasonably required by the character of the work.

     (b) Project Modifications. To alter, decorate and repair or construct new improvements upon the Project or any adjacent property, structurally or otherwise, as determined by Landlord in its sole discretion, including changing the arrangement, location and/or size of entrances, passageways, doorways, corridors, elevators, stairs, restrooms and other public components, and to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) any utilities, pipes, cables or similar equipment serving areas outside the Premises, or to rename the Project.

     (c) Right To Relocate. To require Tenant, upon 60 days notice, to relocate the Premises to any other premises within the Building or to other buildings in the Project ("Relocated Premises") on a date of relocation (the "Relocation Date") specified therein.12 In such event, all reasonable expenses of moving Tenant and decorating the Relocated Premises with substantially the same leasehold improvements shall be at the expense of Landlord, including the physical move, telephone installation and stationery costs.13 Within 5 business days following receipt of Landlord's relocation notice, Tenant shall have the option, effective as of the Relocation Date, either to enter into an appropriate lease amendment relocating the Premises, or to terminate the Lease. Failure of Tenant to choose either option shall constitute Tenant's election to relocate. If Tenant elects to relocate, Landlord shall have the option to tender the Relocated Premises to Tenant on any date within a 30 day period prior to or after the Relocation Date, in which event the Relocation Date shall become the date of tender of possession of the Relocated Premises. From the Relocation Date through the Expiration Date, the aggregate Base Rent for the Relocated Premises shall be the same as for the original Premises.

     (d) Other Rights. To take such other measures Landlord deems necessary or advisable for the ongoing operation, management, maintenance, repair and protection of the Project. Tenant shall fully cooperate with all of such further measures undertaken by Landlord.

22. HAZARDOUS MATERIALS.

     (a) Definition. A "Hazardous Material" is any toxic, ignitable, reactive or corrosive substance now or hereafter regulated by any governmental authority, including any substance defined by Applicable Law as a "hazardous waste", "extremely hazardous waste", "hazardous substance", "hazardous material" or "regulated substance". "Contamination" means any release or disposal of a Hazardous Material in or about the Premises or the Project which may result in a fine, use restriction, cost recovery lien, remediation requirement or other government action or imposition affecting any Landlord Party. For purposes of this Lease, Claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work.

     (b) Restrictions. No Hazardous Material shall be bin-ought upon, kept, used or disposed of in or about the Premises or the Project by any Tenant Party without Landlord's prior written consent, unless Tenant (i) demonstrates to Landlord's reasonable satisfaction that any such Hazardous Material is necessary in the ordinary course of Tenant's business and shall be used, kept and stored in compliance with Applicable Law; and (ii) gives Landlord written notice of any such Hazardous Material, including the current material safety data sheet.

     (c) Remediation. If Contamination occurs as a result of an act or omission of a Tenant Party, Tenant shall, at its expense, promptly take all actions necessary to return the Premises, the Project and/or any adjoining property to its condition prior to such Contamination, subject to Landlord's prior written approval of Tenant's proposed methods, times and procedures for remediation. Tenant shall provide Landlord reasonably satisfactory evidence that such actions


          (12) The New Premises shall in all respects be substantially the same or better, as reasonably determined by Landlord, in area, finish and appropriateness for the Permitted Use.

          (13) All moving costs (including the cost to relocate phones, computers and other systems of similar nature), all costs of reprinting stationery, cards and other printed material bearing Tenant's address at the Premises if such address changes due to the relocation (but only the quantity existing immediately prior to the relocation) and all other out-of-pocket costs directly incurred by Tenant in connection with relocations to the New Premises, including but not limited to reasonable decorating and design costs, shall be paid by Landlord within thirty (30) days after receipt of third party invoices therefor.

shall not adversely affect any Landlord Party or Contaminated property. Landlord may require that a representative of Landlord be present during any such actions and/or that such actions be taken after business hours. If Tenant fails to take any necessary remediation actions within 30 days after written notice from Landlord or an authorized governmental agency (or any shorter period required by any governmental agency), Landlord may take such actions and Tenant shall reimburse Landlord therefor plus a 15% administrative fee, within 30 days of Landlord's invoice.

23. LANDLORD'S INTEREST.

     (a) Landlord's Liability. Landlord's liability for failure to perform its obligations under this Lease shall be recoverable solely out of proceeds from judicial sale upon execution and levy made against Landlord's interest in the Building. Except as provided in the preceding sentence, Tenant Waives (i) all other rights of recovery against any Landlord Party; and (ii) all Claims against any Landlord Party and Landlord's Mortgagee for consequential, special or punitive damages allegedly suffered by any Tenant Party, including lost profits and business interruption. No Landlord Party shall have any personal liability under this Lease.

     (b) Conveyance. Landlord may convey any or all of its interest in this Lease or the Project at any time. The term "Landlord" means only the owner of the Landlord's interest in this Lease at the time in question. Immediately upon conveyance by Landlord of such interest, the conveying party shall be released from all obligations of "Landlord" thereafter arising under this Lease, and Tenant shall attorn and look solely to the new Landlord for performance of such obligations. Upon conveyance, the balance of any Security Deposit shall be delivered to the new Landlord and Tenant shall thereafter look solely to the new Landlord for application or return.

24. EXECUTION AND SIGNING AUTHORITY. Draft documents submitted for review do not convey any right to Tenant in the Premises or other space. This Lease shall become effective only upon full execution and delivery by all parties and, if required, upon approval by Landlord's Mortgagee. This Lease may be executed in counterparts, each of which shall be an original and all of which shall be one and the same instrument. Each party and its counsel have reviewed and revised this Lease after arms-length negotiations. Accordingly, the rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease or any amendments hereof. This Lease shall bind and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted Transferees, unless otherwise expressly set forth herein. Each such pet-son or entity executing this Lease for Tenant shall be jointly and severally bound and liable as "Tenant" tinder this Lease. If Tenant is a legal entity, each person signing this Lease for Tenant represents and warrants to Landlord (who reserves the right to request satisfactory evidence) that he is authorized to do so without further signature or authorization from such legal entity; that this Lease is fully binding on Tenant; and that Tenant is qualified to do business in the State. Except as otherwise expressly extended to the Landlord Parties or the Tenant Parties in this Lease, no beneficial rights are given to any third parties by or under this Lease.

25. QUIET ENJOYMENT. So long as Tenant performs its obligations under this Lease, it shall have the right to occupy the Premises without hindrance from Landlord or any person lawfully Claiming through Landlord, subject to the terms of this Lease, all superior mortgages, ground leases, deeds of trust, insurance requirements and Applicable Law.

     ACCORDINGLY, the parties execute and deliver this Lease as of the Date of Lease.

                                   LANDLORD:

                                   CRESCENT REAL ESTATE EQUITIZES LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By: Crescent Real Estate Equities, Ltd., a
                                       Delaware corporation, its General Partner

                                       By: /s/ John L. Zogg, Jr.
                                       -------------------------
                                       Title: Vice President, Leasing/Marketing

SPECIAL NOTICE: THIS LEASE CONTAINS WAIVERS AND INDEMNITIES WHICH MAY MATERIALLY AFFECT TENANT'S RIGHTS AND REMEDIES UNDER APPLICABLE LAW REGARDING THIS LEASE, INCLUDING "EXPRESS NEGLIGENCE" PROVISIONS IN PARAGRAPH 13(f).



                                   TENANT:

                                   INFONOW CORPORATION, a Delaware corporation

                                        By: /s/ Kevin D. Andrew
                                        -----------------------
                                        Title: Vice President and
                                               Chief Financial Officer

                                   EXHIBIT "A"
                                   -----------

                        LEGAL DESCRIPTION OF THE PROJECT

LOTS 25 THROUGH 32, INCLUSIVE, BLOCII 66, EAST DENVER, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

                                   EXHIBIT "B"
                                   -----------

                             FLOOR PLAN OF PREMISES

                                [To be attached]

                                   EXHIBIT "C"
                                   -----------

                             CONSTRUCTION AGREEMENT


     This Construction Agreement is attached as an Exhibit to an Office Lease dated ____________1998 (the "Lease") between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, as Landlord, and INFONOW CORPORATION, as Tenant. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.


1.   Approved Construction Documents,

     (a) Tenants Information. No later than ___________________________________
Tenant shall submit to Landlord all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Work (as defined below) in the Premises, including Tenants partition and furniture layout, reflected ceiling, telephone and electrical outlets and equip pent rooms, initial Provider(s) of Telecommunications Services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, structural loads5 millwork, finish schedules, and HVAC and e1ectrical requirements, together with all supporting information and delivery schedules ("Tenant's Information").

     (b) Construction Documents. Following Landlord's execution of the Lease and receipt of Tenant's Information, Landlord's designated architectural/engineering firm shall prepare and submit to Tenant all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the "Construction Documents"). In addition, Landlord shall advise Tenant of the number of days of Tenant Delay (defined below) attributable to any extraordinary requirements (if any) contained in Tenants Information

     (c) Approved Construction Documents. Within 3 days after receipt, Tenant shall approve and return the Construction Documents to Landlord. Upon Tenants approval, the Construction Documents shall become the "Approved Construction Documents".

2.   Pricing and Bids.

     (a) Estimates. Following receipt of the Approved Construction Documents, Landlord will promptly price the construction of the Work (defined below) in accordance therewith and furnish Written price estimates to Tenant.

     (b) Approved Pricing. Upon receipt, Tenant shall promptly review such estimates and complete negotiations with Landlord for any changes or adjustments thereto. Within 5 days after such receipt, Tenant shall return the estimates with written approval to Landlord.

3.   Landlord's Contributions.

     (a) Construction Allowance. Landlord will contribute a sum not to exceed $8.00 per RSF in the Premises (the "Construction Allowance"), towards the cost of constructing the Work (as defined below) in accordance with this Construction Agreement. Payments shall be made directly to Landlord's contractor performing the Work. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose.

     (b) Unused Allowance(s). Any allowance made available to Tenant under this Construction Agreement must be utilized for its intended purpose within 6 months of the Date of Lease or be forfeited with no further obligation on the part of Landlord.(14)

4.   Construction.

     (a) The Work. Subject to the terms of this Construction Agreement. Landlord agrees to cause permanent leasehold improvements to be constructed in the Premises (the "Work") in a good and workmanlike manner in accordance with the Approved Construction Documents.

     (b) General Terms. Tenant acknowledges that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Applicable Law or be free from errors or omissions, nor that the Work will be free from defects, and Landlord will have no liability therefor, In the event of such errors, omissions or defects, and upon Tenant's written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties. In addition, unless expressly agreed to in writing by Landlord prior to commencement of the Work, Landlord's approval of the Construction Documents or the Work shall rot be interpreted to Waive or otherwise modify the terms and provisions of the Lease.

     (c) Electrical Design Capacity. The following parameters constitute Building Standard electrical design capacity: (i) all lighting shall be fluorescent lighting at 277 volts; (ii) the connected electrical load of a electrical equipment serving the Premises shall not exceed an average of 4.0 watts per RSF; (iii) no single item or component of electrical equipment shall have a rated electrical load greater than 0.5 kilowatt or require voltage other than 120 volts, single phase (or 110 volts, depending on available service in the Building); and (iv) no electrical equipment shall exceed the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises. Any requirements, services or equipment in excess or contravention of any of the foregoing parameters (or any combination thereof) shall constitute ABS electrical services subject to Landlord's approval and Tenant's compliance with the other applicable provisions of the Lease, specifically including Paragraph 8(d) thereof. However, the cost of purchasing and installing any ABS electrical equipment approved by Landlord may be paid from the Construction Allowance (if any) as part of the Work.

     (d) ADA Compliance. Landlord shall, as an Operating Expense, be responsible for ADA compliance for the base Building, core areas (including elevators, Common Areas, Se vice Areas and the Project's parking facilities) and all points of access into the Project. Tenant shall, at its expense, be responsible for ADA compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its affiliates or Transferees. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

     (e) Substantial Completion.

          (i) Definition. Subject to adjustment under Paragraphs 4(e)(iii) and 4(e)(iv), "Substantial Completion" shall occur, with respect to the Premises, when (A) II of the Work has been completed in accordance with his Construction Agreement and the Approved Construction Documents, to the extent that Tenant would have access to the Premises and would be able to conduct its business in a reasonable manner, and (B) Landlord has obtained final inspection approval from all appropriate regulatory authorities (if required) for the Premises, even though adjustments or corrections may be necessary and Punchlist Items remain to be completed.



          (14) Notwithstanding the foregoing, in the event that any of the Construction Allowance remains unused after the completion of the Work as set forth in this Construction Agreement, the remaining Construction Allowance may be utilized by Tenant for additional tenant improvements at the Premises at any time during the initial Term of the Lease, which additional tenant improvements shall be subject to Landlord's prior written approval and also subject to all of the provisions of the Lease concerning the construction of improvements or Alterations at the Premises, including but not limited to Paragraph 11 thereof.

          (ii) Time of the Essence. Time is of the essence in connection with the obligations of Landlord and Tenant under this Construction Agreement.

          (iii) Tenant Delay. If Landlord is delayed in achieving Substantial Completion due to a delay caused by a Tenant Party or for any other cause arising from an act or omission of any Tenant Party, including (A) Tenant's request for change orders to the Work, (B) Tenant's failure to timely deliver or approve any required documentation, such as Tenant's Information, if applicable, Construction Documents, pricing estimates and the like, (C) Tenant's failure to pay any Cost Overruns (as defined below), or (D) Tenant's failure to otherwise respond to any other Landlord request (collectively, "Tenant Delay"), Substantial Completion shall be deemed to have occurred on the date Substantial Completion would have been achieved bra for such Tenant Delay.

          (iv) Other Delay. If Substantial Completion is delayed for any reason other than Tenant Delay, Substantial Completion shall occur on the date when actually achieved (subject to adjustment for Tenant Delay).

          (v) Landlord Liability. Landlord shall not be liable or responsible for any Claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason.(15)

5.   Costs.

     (a) Change Orders and Cost Overruns. All change orders must be approved in advance in writing by Landlord. Change orders requested by Tenant and approved by Landlord which delay or increase the cost of the Work shall be paid by Tenant within 15 days of receipt of Landlord's invoice therefor (which payment may be required by Landlord prior to commencing construction). Except as otherwise expressly provided in this Construction Agreement, all costs of the Work in excess of the Construction Allowance (collectively, "Cost Overruns") shall be paid by Tenant to Landlord within 10 days of Landlord's invoice. In addition, at Landlord's election, Landlord may require Tenant to prepay any projected Cost Overruns within 5 days of Landlord's invoice. Landlord may stop or decline to commence all or any portion of the Work until such payment (or prepayment) is received. On or before the Commencement Date, and as a condition to Tenants right to take possession of the Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts.

     (b) Construction Management Fee. Within 10 days following the date of invoice, Tenant shall, for supervision and administration of the construction and installation of the Work, pay Landlord a construction management fee equal to 5% of the aggregate contract price for the Work, which may be paid from the unused portion of the Construction Allowance (if any). Tenant's failure to pay such amount when due shall constitute an Event of Default under the Lease.



          (15) Notwithstanding anything contained in the Lease or this Construction Agreement to the contrary, Tenant acknowledges that Landlord will be performing its obligations under this Construction Agreement while Tenant is occupying the Premises, and agrees that Landlord, its agents, employees and contractors shall have the right to enter the Premises during business hours to perform the Work, Tenant understands that the work to be performed pursuant to this Construction Agreement may result in noise, vibration, dirt, dust and other circumstances commonly attendant to construction. Tenant hereby waives any claim of injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Pi-emises, or any other loss occasioned by such entry or the performance of the work required pursuant to the terms of this Construction Agreement, nor shall the same relieve Tenant of any obligations under the Lease, Landlord will attempt to minimize the disruption to Tenant's business during its performance of the Work. No entry of the Premises by Landlord under this Construction Agreement shall be deemed a forcible or unlawful entry into the Premises, or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor shall the entry entitle Tenant to damage or an abatement of monthly Base Rent, Tenant's share of Operating Expanses, or other charges that the Lease requires Tenant to pay. Tenant shall fully cooperate with Landlord a td its contractors and shall not in any way impede, inhibit or hinder any of the work to be performed pursuant to the terms of this Construction Agreement.

                                   EXHIBIT "D"
                                   -----------

                      CERTIFICATE OF ACCEPTANCE OF PREMISES



Re: Office Lease dated ________, 1998 (the "Lease") between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("Landlord") and INFONOW CORPORATION ("Tenant") for approximately 7,782 RSF of Premises on the 11th floor of the Building. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

     1. Except for Punchlist Items if any, Landlord has fully completed all Work required under the terms of the Lease.

     2. The Premises are usable by Tenant as intended Landlord has no further obligation to perform any Work or other construction (except Punchlist Items), at-id Tenant acknowledges that both the Building at-id the Premises are satisfactory in all respects.

     3.   The Commencement Date of the Lease is ___________,199__

     4.   The Expiration Date of the Lease is the last day of _________,
          _______.

     5.   Tenant's Address at the Premises after the Commencement Date is:
          Attention:
          Telephone:
          Facsimile:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

     EXECUTED as of_______________, 199___.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                     LANDLORD:
                                     ---------

                                     CRESCENT REAL ESTATE EQUITIES LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By: Crescent Real Estate Equities, Ltd., a
                                     Delaware corporation, its General Partner

                                     By: /s/ John L. Zogg, Jr.
                                     -------------------------

                                     Title: Vice President, Leasing/Marketing


                                     TENANT:
                                     -------

                                     INFONOW CORPORATION, a Delaware corporation

                                     By: /s/ Kevin D. Andrew
                                     -----------------------

                                     Title: Vice President and CFO

                                   EXHIBIT "E"
                                   -----------

                    RULES AND REGULATIONS FOR AT & T BUILDING


     Landlord and Tenant agree that the following Rules and Regulations shall be and hereby are made a part of this Lease, and Tenant agrees that Tenants employees and agents, or any others permitted by Tenant to occupy or enter the Premises, will at all times abide by said Rules and Regulations:

     1. The sidewalks, entries, passages, corridors, stairways and elevators of the Building shall not be obstructed by Tenant, or Tenants agents or employees, or used for any purpose other than ingress to and egress from the Premises.

     2. Furniture, equipment or supplies will be moved in or out of the Building only upon the elevator designated by Landlord and then only during such hours and in such manner as may be prescribed by Landlord and upon no less than forty-eight (48) hours prior notice to Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant. Tenant shall cause its movers to use only the loading facilities and elevator designated by Landlord. In the event Tenants movers damage the elevator or any part of the Building Tenant shall forthwith pay to Landlord the amount required to repair said damage.

     3. Landlord reserves the right to refuse admittance to the Building at any time other than between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday, and 8:00 a.m. to 1:00 on Saturday, to any person not producing both a key to the Leased Premises and/or a pass issued by Landlord. In case of invasion, riot, public excitement or other commotion, Landlord also reserves the right to prevent access to the Building during the continuance of same. Landlord shall in no case be liable for damages for the admission or exclusion of any person to or from the Building.

     4. No safe or articles, the weight of which may in the opinion of Landlord constitute a hazard or damage to the Building or Building's equipment, shall be moved into the Premises.

     5. Safes and other equipment, the weight of which is excessive, shall be moved into, from and about the Building only during such hours and in such manner as shall be prescribed by Landlord; and Landlord shall have the right to designate the location of such articles in the Premises (except Landlord shall not designate the location of normal office equipment such as copiers, computers or facsimile machines).

     6. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building, as shall be first designated and approved in writing by Landlord, provided, however, there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as otherwise provided in the Lease. No furniture shall be placed in front of the Building or in any lobby or corridor, without the prior written discretionary consent of Landlord. Landlord shall have the right to remove 11 non-permitted signs and furniture, without notice to Tenant, and at the expense of Tenant.

     7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on property keep therein, constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with any of the rules or ordinances of the Fire Department or of the Department of Health of the City and County where the Building is located.

     8. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises, without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenants furniture or equipment by the janitor or any of janitor's staff, or by any other person or persons whomsoever; provided, however, that the janitorial staff is bonded. The janitor of the Building may at all times keep a pass key, and other agent of Landlord shall at all times be allowed admittance to the Premises.

     9. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant, Tenant's agents or employees, shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

     10. No animals shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the occupants of this or adjoining buildings or premises by the use of any radio, sound equipment or musical instrument or by the making of loud or improper noises.

     11. No vehicles, including bicycles, shall be permitted in the offices, halls, corridors, and elevators in the Building nor shall any vehicles be permitted to construct the sidewalks or entrances of the Building.

     12. Tenant shall not allow anything to be placed on the outside of the Building, nor allow anything to be thrown by Tenant, Tenant's agents or employees, out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building, Tenant, except in case of fire or other emergency, shall not open any outside window.

     13. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. A reasonable number of keys to the toilet rooms if locked by Landlord will be furnished by Landlord and neither Tenant, Tenant's agents or employees shall have any duplicate keys made. At he termination of this tenancy, Tenant shall promptly return to Landlord 11 keys to offices, toilet rooms or vaults.

     14. No window shades, blinds, screens, draperies or other window coverings will be attached or detached by Tenant without Landlords prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies and/or linings at all windows and hallways.

     15. No awnings shall be placed over any window.

     16. If Tenant desires telegraphic, telephonic or other electric connections. Landlord or Landlords agents will direct the electricians as to where and how the wires may be introduced and without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenants expense.

     17. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical operation in the Premises. The use of oil ,gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

     18. Any painting or decorating as may be agreed to be done by Landlord shall be done during regular weekday working hours. Should Tenant desire such work on Saturdays, Sundays, holidays or outside of regular working hours, Tenant shall pay for the extra cost thereof.

     19. Except as permitted by Landlord and except for normal office decorating, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.

     20. Landlord shall at all times have the right, by Landlord's representatives or agents, to enter the Premises and show the same to persons wishing to lease them and may, at any time within sixty (60) days preceding the termination of Tenant's Lease term, place upon the doors and windows of the Premises a "For Lease" sign, which notice shall not be removed by Tenant.

     21. Tenant shall not obstruct or interfere with the rights of other tenants or the Building, or of persons having business in the Building, or in any way injure or annoy such tenants or persons.

     22. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on in or about the Building or for any other reason.

     23. Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

     24. Canvassing, soliciting, peddling and distributing handbills in the Building are prohibited, and Tenant shall cooperate to prevent such activities.

     25. Tenant shall not conduct mechanical or manufacturing operations or place or use any inflammable combustible explosive, or hazardous fluid, chemical, device, substance or material in or about the Building, except for materials which are norm 1 and customary office supplies and are kept in quantities normally and customarily found in offices and are not in violation of Applicable Law. Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi-governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in a change of the rating of the Building by the insurance Services Officer or any similar person or entity.

     26. Tenant shall not use the building for manufacturing or for the storage of goods, wares or merchandise, except as such storage may be incidental to the use of the Premises for general office purposes and except in such portions of the Premises as may be specifically designated by Landlord for such storage. Tenant shall not occupy the Building or permit any portion of the Building to be occupied for the manufacture of direct s le of liquor, narcotics, or tobacco in any form, or as a medical office, barber shop, manicure shop, music or dance studio or employment agency. Tenant shall not conduct in or about the Building any attention, public or private, without the prior written approval of Landlord.

     27. Tenant shall not use in the Building any machines, other than the standard office machines such as typewriters, calculators, copying machines and similar machines, without the express prior written consent of Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

     28. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in the refuse containers provided therefore. Tenant shall not introduce into the Building any substance which might add an undue burden to the cleaning or maintenance of the Premises or the Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, garages or parking areas, elevators, escalators, stairways, vestibules, public corridors and halls in and about the Building clean and free from rubbish.

     29. Tenant shall use the Common Areas only as a means of ingress and egress, and Tenant shall permit no loitering by any persons upon Common Areas or elsewhere within the Building. The Common Areas and roof of the Building are not for the use of the general public, and Landlord shall, in all cases, retain the right to control or prevent access thereto by all persons whose presence in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Tenant shall not enter the mechanical rooms, air conditioning rooms, electrical closets, or similar areas or go upon the roof of the Building without the express prior written consent of Landlord.

     30. Landlord its agents or representatives reserve the right to exclude or expel from the Building any person, who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building.

     31. Tenant shall not use the washrooms, restrooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose then the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags or other improper substances therein. Tenant shall not waste water by interfering or tampering with the faucets or otherwise, If Tenant or Tenant's servants, employees, contractors, jobbers, agents, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired at Tenant's expense and Landlord shall not be responsible therefor.

     32. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the common areas of the Building shall not be covered or obstructed by Tenant, through placement of objects upon windowsills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon the windows o he Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building.

     33. Subject to applicable fire or other safety regulations, all doors opening into Common Area and all doors upon the perimeter of the Premises shall be kept closed and, during nonbusiness hours, locked, except when in use for ingress or egress. if Tenant uses the Premises after regular business hours or on nonbusiness days, Tenant shall lock any entrance doors to the Building or to the Premises used by Tenant immediately after using such doors.

     34. During the term of the Lease, Tenant shall comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state, county and city governments and all departments thereof applicable to the presence, storage, use, maintenance and removal of toxic, hazardous or contaminated substances (collectively, "hazardous material") in, on or about the Premises, which presence, storage, use, maintenance or removal is caused or permitted by Tenant. In no event shall the aforesaid be construed to mean that Landlord has given or will give its consent to Tenant's storing, using, maintaining or removing hazardous materials in, on or about the Premises.

     35. Tenant shall not permit its employees or agents to smoke in any lobby, hallway, stairwell or restroom within the Building Complex or in any other areas of the Building Complex posted as a non-smoking area.

     36. Tenant agrees that Landlord may reasonably amend, modify, delete or add new and additional rules and regulations to the use and care of the Premises and the Building, provided such changes shall not unreasonably interfere with Tenant's use of the Premises for office purposes. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions thereto. Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.

                         EXHIBIT "F-1" AND EXHIBIT "F-2"
                         -------------------------------

                      Samples of Certificates of Insurance

                                  RIDER NO. 1
                                  -----------

                                OPTION TO EXTEND


A. Renewal Period. Tenant may, at its option, extend the Term for one (1) renewal period(s) of no less than three (3) and no more than five (5) years each (the "Renewal Period(s)") by written notice to Landlord (the "Renewal Notice") given16 no months prior to the expiration of the Term (as it may have been extended) or preceding Renewal Period, as applicable, provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the Premises, and (ii) no uncured Event of Default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an Event of Default)17. Such Renewal Period shall commence upon the expiration date of the initial Term (or preceding Renewal Period, as applicable). The Base Rent payable during the Renewal Period shall be at18 for the Premises, including any projected rate increases over the applicable Renewal Period. However, in no event shall the Base Rent for any Renewal Period be less than the Base Rent during the last year of the Term (or preceding Renewal Period, as applicable). Except as provided in this Rider No. 1, all terms and conditions of the Lease shall continue to apply during the Renewal Period(s).

B. Acceptance. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rent for such Renewal Period (the "Rental Notice"). Tenant may accept the terms set forth in the Rental Notice by written notice (the "Acceptance Notice") to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period. If Tenant fails timely (i) to deliver its Acceptance Notice or (ii) to execute and return the required lease amendment, then this option to extend shall automatically expire and be of no further force or effect. In addition, this option to extend shall terminate upon assignment of this Lease or subletting of all or any part of the Premises.(19)

C. See footnote below (20)


          (16) at least nine (9) but 110 more than twelve (12)

          (17) ,which Renewal Notice shall expressly state Tenants desired length of the Renewal Period, consistent with the requirements of this paragraph and which Renewal Period must otherwise be limited to full calendar months; if the Renewal Notice does not so expressly state, Tenant shall be deemed to have elected a Renewal Period of five (5) years

          (18) the Market Rental Rate

          (19) In addition, this option to extend shall terminate upon Tenant's exercise of its termination option as provided in Rider No. 4 of this Lease.

          (20) C. Market Rental Rate, The "Market Rental Rate" is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal, expansion, relocation, etc., as applicable, in comparable space and in a comparable building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the locations and quality of the Building, lease term, amenities of the Project, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Project. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in the Project.

                                   RIDER NO. 2

                           PREFERENTIAL RIGHT TO LEASE


A. Preferential Right To Lease. Tenant shall have as preferential right to lease approximately 4,984 RSF (+/- 20%, in Landlord's discretion) on the 11th floor of the Building, as show on Exhibit "B" to the Lease (the "Preferential Space"), at such time as such space becomes Available (as defined below) for direct lease to a new tenant (whether or not a bona fide offer has been made); provided no uncured Event of Default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an Event of Default) and Tenant remains in occupancy of the entire Premises. The Preferential Space shall be deemed "Available" at such time as Landlord decides to offer the Preferential Space for lease and such space is not longer any of the following:
(i) leased or occupied; (ii) assigned or subleased by the then-current tenant of the space; (iii) released by the then-current tenant of the space by renewal, extension or renegotiation (whether agreed to prior to or after the Date of Lease); or (iv) subject to an expansion option, right of first refusal, preferential right or similar obligation existing under any other tenant leases for the Project as of the Date of the Lease.22

B. Acceptance. Prior to leasing the Preferential Space to a new tenant, Landlord shall first offer such space in writing to Tenant specifying the amount and location of such space, the anticipated date of tender of possession, the rental rate(23) , and other applicable terms (the Preferential Rental Notice"). Tenant shall have 5 days within which to accept or reject such offer. If Tenant accepts Landlord's offer, Tenant shall, within 15 days after Landlord's written request, execute and return a lease amendment adding the Preferential Space to the Premises for all purposes under the Lease (including any extensions or renewals) and confirming the Base Rent and other applicable terms specified in the Preferential Rental Notice. Such lease amendment may, if applicable, contain a construction agreement using Landlord's then-current form setting forth the schedule and other terms and obligations of the parties regarding the construction of any leasehold improvements in the Preferential Space. If Tenant rejects such offer or fails timely to (i) accept such offer or (ii) execute and return the required lease amendment, then this preferential right to lease shall lapse and be of no further force and effect. In such event, Landlord shall be relieved of any future obligations hereunder and may thereafter lease all or part of the Preferential Space to any party without further notice or obligation to Tenant.

C. Tender of Possession. The Preferential Space shall be leased for the period commencing upon Landlord's tender of possession of the Preferential Space in accordance with Landlord's offer and this Rider (the "Preferential Space Commencement Date") and continuing through the expiration or earlier termination of the Term, as it may be extended or renewed. Landlord shall not be liable for any delay or failure to tender possession of the preferential Space by the anticipated tender date for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Term.



          (21) From the commencement Date through and including December 31,
     1999

          (22) Notwithstanding anything to the contrary contained herein, the preferential right to lease described in this Rider No. 2 shall terminate as of December 31, 1999, and after that date shall be considered null, void and of no further effect.

          (23) ,which shall be identical to the rental rates for the Premises set forth in Paragraph 1(h) of this Lease, for the applicable periods set forth Paragraph 1(h)

D. Condition of Premises. The Preferential Space shall be tendered in an "as-is" condition. However, all leasehold improvements shall be constructed in the Expansion Space in accordance with the construction agreement (if any) attached to the applicable lease amendment24. Any allowances shall be prorated for any delays in the Preferential Space Commencement Date, taking into account the economic assumptions underlying the terms in the Preferential Rental Notice.

E. Parking. For the Preferential Space, Tenant shall take and pay for 3 additional permits allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Project. During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each such unreserved permit, plus any taxes thereon.











          (24) , which construction agreement shall provide that Landlord will contribute towards the cost of constructing leasehold improvements in the Preferential Space an amount equal to $8.00 per RSF in the Preferential Space, less $0.133 per RSF in the Preferential Space for each full or partial month of the initial Term that has expired prior to the Preferential Space Commencement Date.

                                   RIDER NO. 3

                             RIGHT OF FIRST REFUSAL

     Provided the Lease is then in full force and effect and no event of default shall have occurred25, Tenant shall have the right of first refusal as hereinafter described to lease all (but no less than all) of the space the ("Right of First Refusal Space") on the 11th floor of the Building and consisting of approximately 4,984 RSF (+/- 20%, in Landlord's discretion) and which is labeled on Exhibit B to the Lease as the "Right of First Refusal Space" at such time as Landlord engages in negotiations with a prospective tenant, exercisable at the following times and upon the following conditions:

     1. If Landlord enters into negotiations with a prospective tenant to lease all or any part of the Right of First Refusal Space, Landlord shall notify Tenant of such fact and shall include in such notice the rent, term, and other terms (including finish out) at which Landlord is prepared to offer such Right of First Refusal Space to such prospective tenant. Tenant shall have a period of three (3) business days from the date of delivery of the notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the entire Right of First Refusal Space. Tenant may not lease less than the entire Offered Space. If Tenant fails to give any notice to Landlord within the required three (3) business day period, Tenant shall be deemed to have waived its right to lease the Right of First Refusal Space.

     2. If Tenant so waives its right to lease the Right of First Refusal Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease all or the applicable portion of the Right of First Refusal Space to the prospective tenant and upon the execution of such lease between Landlord and the prospective tenant this Right of First Refusal shall thereafter be null, void and of no further force or effect.

     3. If Landlord does not enter into a lease with such prospective tenant covering all or the applicable portion of the Right of First Refusal Space, Landlord shall not thereafter engage in other lease negotiations with respect to the Right of First Refusal Space without first complying with the provisions of this Rider No. 3.

     4. If Tenant exercises its right of first refusal as provided in this Rider No. 3, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, enter into a lease covering the Right of First Refusal Space for the rent, for the term, and containing such other terms and conditions as Landlord notified Tenant pursuant to paragraph 1 above.

     5. Any assignment or subletting by Tenant pursuant to the provisions of the Lease shall terminate the right of first refusal of Tenant contained herein. The right of first refusal of Tenant contained herein shall also terminate upon Tenant's exercise of its termination option as provided in Rider No. 4 to the Lease.

     6. The right of first refusal of Tenant contained herein shall be subject and subordinate to any rights of renewal, expansion or extension existing under any other tenant leases for the Building as of the date of this Lease.





          (25) , and provided that Tenant has not previously exercised its preferential right to lease as set forth in Rider No. 2 to the Lease, at any time on or after January 1, 2000,

                                   RIDER NO. 4

                               TERMINATION OPTION


     Tenant shall have the option to terminate this Lease at any time after the third anniversary date of the Commencement Date provided Tenant gives Landlord not less than nine (9) months prior written notice to terminate and provided Tenant is not in default under this Lease at the time of the giving of such notice nor on the Termination Date. Such notice must specify the date (which cannot be prior to the third anniversary date of the Commencement Date) on which Tenant desires the termination to become effective (the "Termination Date"). On the date Tenant delivers written notice to Landlord of its election to terminate this Lease, Tenant shall pay Landlord an amount equal to $4.00 per RSF of the Premises as of the Termination Date if Tenant elects to terminate this Lease effective as of the third anniversary date of the Commencement Date (the "Termination Fee"), which Termination Fee shall be reduced by $.17 per RSF of the Premises per month for each full month during which the Lease remains in effect beyond the third anniversary date of the Commencement Date. As of the Termination Date: (a) all Base Rent, additional Rent and other sums payable by Tenant under this Lease shall be paid through and apportioned as of the Termination Date; (b) neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease; and (c) Tenant shall surrender the Premises in the condition required under this Lease.(26)





          (26) Notwithstanding anything contained in the foregoing, Tenant's right to terminate the Lease as set forth in this Rider No. 4 shall terminate automatically and shall be null and void if, prior to Landlord's receipt of Tenant's notice of termination described above in this Rider No. 4, Landlord receives written notice of Tenant's exercise of either or both Tenant's option to extend the Lease Term as provided in Rider No. 1 of this Lease and/or Tenant's preferential right to lease as provided in Rider No. 2 of this Lease or Tenant's right of first refusal as provided in Rider No. 3 of this Lease. Notwithstanding the generality of the foregoing, with respect to Tenant's exercise preferential right to leas as set forth in Rider No. 2 of this Lease, if Landlord receives written notice of Tenant's exercise of its preferential right to lease on or before December 31, 1999, then Tenant's right to terminate the Lease as set forth herein shall remain in effect. D-2

                         FIRST AMENDMENT TO OFFICE LEASE


     THIS FIRST AMENDMENT TO OFFICE LEASE (this "First Amendment) is entered into as of the 31st day of March, 1999, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord'), and INFONOW CORPORATION, a Delaware corporation (Tenant).

                                    Recitals
                                    --------

     A. Landlord and Tenant executed that certain Office Lease dated March 2, 1999 (the "Lease"), covering certain space therein designated as Suite 1100, containing approximately 7,782 RSF (the "Premises"), located on the eleventh
(11th) floor of that office building commonly known as AT&T Building, and located at 1875 Lawrence Street, Denver, Colorado (the "Building").

     B. Landlord and Tenant have agreed to change certain provisions of the Lease as pertains to the security deposit and tenant finish, and otherwise amend the Lease as set forth herein.

     C. Unless otherwise expressly provided herein, capitalized lerms used herein shall have the meanings as designated in the Lease.

                                    Agreement
                                    ---------

     In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Additional Security Deposit. At or before the time of execution of this First Amendment, Tenant shall deposit with Landlord an additional $16,861 ~00 (the "Additional Security Deposit"), which Additional Security Deposit shall be added to the existing Security Deposit and shall be considered a part of the Security Deposit for all purposes.

     2. Revisions to Construction Agreement. Paragraph 3(a) of the Construction Agreement attached to the Lease as Exhibit C (the "Construction Agreement") is hereby amended in its entirety to read as follows:

     3. Landlord's Contribution

          (a) Construction Allowance. Landlord will contribute a sum not to exceed $4.00 per RSF in the Premises (the "Construction Allowance"), towards the cost of constructing the Work (as defined below) in accordance with this Construction Agreement. Payments shall be made directly to Landlord's contractor performing the Work. The cost of all space planning, design, consulting or review services and construction drawings shall be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose.

     3. Additional Construction Allowance. Provided that Tenant shall have timely paid its Rent and otherwise sha11 have fulfilled its obligations under the Lease during the first two years of the initial Term of the Lease, and further provided that no Event of Default then exists, after the second anniversary date of the Commencement Date of the Lease, Tenant shall be entitled to an additional construction allowance of sum not to exceed $4.00 per 1 SF in the Premises (the "Additional Construction Allowance"). Notwithstanding the foregoing, any additional tenant improvements to which Tenant desires to apply the Additional Construction Allowance shall be subject to Landlord's prior written approval and also subject to all provisions of the Lease concerning the construction of improvements or Alterations at the Premises, including but not limited to Paragraph 11 thereof.

     4. Return of Additional Security Deposit. Tenant shall be entitled to a refund of the Additional Security Deposit after the second anniversary date of the Commencement Date of the Lease, if the following conditions are then met:
(a) Tenant shall have timely paid its Rent and otherwise shall have fulfilled its obligations under the Le se during the. first two years of the initial Term of the Lease; (b) no Event of Default shall then exist' (c) Tenant's net worth at such time shall be equal to or greater than Tenant's net worth as of the Commencement Date of the Lease; (d) Tenant's current asset ratio shall be greater than or equal to 1.0; (e) Tenant shall have provided, in a form reasonably acceptable to Landlord, certified financial statements of Tenant (the "Financial Statements") which Financial Statements shall confirm the information required pursuant to subparagraphs (c) and (d); and (f~ Landlord shall have approved the Financial Statements, which approval shall not be unreasonably withheld if the Financial Statements confirm the information required pursuant to subparagraphs (c) and (d).

     5. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this First Amendment to Landlord, If Tenant fails to execute and deliver a signed copy of this First Amendment to Landlord by 5:00 p.m. (Denver, Colorado time) on March 26, 1999 it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

     6. Binding Effect. Except as modified by this First Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this First Amendment, shall be binding upon the parties hereto, their successors and permitted assigns. This First Amendment shall become effective only aft r the full execution and delivery hereof by Landlord and Tenant.

     7. Ratification of Lease. All of the terms and provisions of the Lease as herein amended and supplemented, are hereby ratified and confirmed and shall remain in full force and effect.

     8. Conflict. In the event of any conflict between the provisions of this First Amendment and the provisions of the other portions of the Lease, the provisions of this First Amendment shall control.

EXECUTED as of the day and year first above written.

TENANT:                               LANDLORD:
-------                               ---------

INFONOW CORPORATION, a Delaware       CRESCENT REAL ESTATE
corporation                           EQUITIES LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Crescent Real Estate Equities, Ltd., a
                                      Delaware corporation, its general partner

By: /s/ Kevin D. Andrew               By: /s/ John L. Zogg, Jr.
-----------------------               -------------------------

Title: Vice President and CFO         Title: Vice President, Leasing/Marketing
-----------------------------         ----------------------------------------

                        SECOND AMENDMENT TO OFFICE LEASE


     THIS SECOND AMENDMENT TO OFFICE LEASE (this "Second Amendment") is entered into as of the 14TH day of April, 1999, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and INFONOW CORPORATION, a Delaware corporation ("Tenant").

                                    Recitals
                                    --------

     A. Landlord and Tenant executed that certain Office Lease dated March 2, 1999 (the "Original Lease"), covering certain space therein designated Suite 1100, containing approximately 7,782 RSF (the "Premises"), located on the eleventh (11th) floor of that office building commonly known as AT&T Building, and located at 1875 Lawrence Street, Denver, Colorado (the "Building").

     B. The Original Lease has been amended by that certain First Amendment to Office Lease (the "First Amendment") wherein, inter alia, Tenant and Landlord agreed to change certain provisions of the Lease pertaining to the security deposit and Construction Agreement. The Original Lease, as modified by the First Amendment, is hereinafter referred to as the "Lease."

     C. Landlord has discovered that the Lease contains an error in the description of the RSF of the Building, and Landlord and Tenant desire to amend and modify the Lease to correct that error, all on the terms and conditions provided herein.

     D. Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings as designated in the Lease,

                                    Agreement
                                    ---------

     In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. RSF of the Building. The last line of Paragraph 1(d) of the Original Lease is hereby amended in its entirety to read as follows: "RSF of the Building 184,581."

     2. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Second Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this Second Amendment to Landlord by 5:00 p.m. (Denver, Colorado time) on April 14, 1999 it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

     3. Binding Effect. Except as modified by this Second Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Second Amendment, shall be binding upon the parties hereto, their successors and permitted assigns. This Second Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant,

     4. Ratification of Lease, All of the terms and provisions of the Lease as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

     5. Conflict. In the event of any conflict between the provisions of this Second Amendment and the provisions of the other portions of the Lease, the provisions of this Second Amendment shall control.

     EXECUTED as of the day and year first above written.

TENANT:                               LANDLORD:
-------                               ---------

INFONOW CORPORATION, a Delaware       CRESCENT REAL ESTATE EQUITIES
corporation                           LIMITED PARTNERSHIP, a Delaware
                                      limited partnership

                                      By: Crescent Real Estate Equities, Ltd., a
                                      Delaware corporation, its general partner



By: /s/ Kevin D. Andrew               By: /s/ John L. Zogg, Jr.
-----------------------               -------------------------

Title: Vice President & CFO           Title: Vice President, Leasing/Marketing
---------------------------           ----------------------------------------

                         THIRD AMENDMENT TO OFFICE LEASE


     THIS THIRD AMENDMENT TO OFFICE LEASE (this "Third Amendment") is entered into as of the 29th day of November, 1999, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and INFONOW CORPORATION, a Delaware corporation ("Tenant").

                                    Recitals
                                    --------

     A. Landlord and Tenant executed that certain Office Lease dated March 2, 1999 (the "Original Lease"), covering certain space therein designated as Suite 1100, containing approximately

7,782 RSF (the "Premises"), located on the eleventh (11th) floor of that office building commonly known as AT&T Building, and located at 1875 Lawrence Street, Denver, Colorado (the "Building").

     B. The Original Lease has been amended by that certain First Amendment to Office Lease (the "First Amendment") dated March 31, 1999, wherein, inter alia, Tenant and Landlord agreed to change certain provisions of the Lease pertaining to the security deposit and Construction Agreement and that certain Second Amendment to Office Lease (the "Second Amendment") dated April 14, 1999, wherein Landlord and Tenant revised the Lease to reflect the correct RSF of the Building. The Original Lease, as modified by the First Amendment and the Second Amendment, is referred to herein as the "Lease."

     C. Tenant has requested: (i) to enlarge the Premises by leasing an additional 4,984 RSF located contiguous to the Premises on the 11th floor of the Building, as shown on Exhibit A attached hereto (the "Expansion Space") and (ii) to further amend and modify the Lease in certain respects as provided herein, and Landlord has agreed to such modifications, all on the terms and conditions contained herein.

     D. Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings as designated in the Lease.

                                    Agreement
                                    ---------

     In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Addition of Expansion Space to Premises. Effective upon the date hereof (the "Execution Date"), the Expansion Space is hereby added to the Premises. Effective upon the Execution Date, all references in the Lease to the Premises shall be deemed to include the Expansion Space. The Expansion Space shall be added to the Premises, for all purposes, as of the Execution Date and for the balance of the Term, upon and subject to all of the terms, covenants and conditions of the Lease, provided, however, that Tenant's obligation to make rental payments under the Lease with respect to the Expansion Space, as set forth below, shall commence upon the date of Landlord's delivery to Tenant of the Expansion Space (the "Expansion Space Delivery Date").

     2. Expansion Space Delivery and Construction. Landlord and Tenant agree that Tenant's leasehold interest in and right to occupy the Expansion Space is subject to Landlord's completion of certain tenant improvements within the Expansion Space (the "Work", as defined in the Work Letter [hereinafter defined]) on the terms contained in that certain work letter attached hereto as Exhibit B and incorporated herein by this reference (the "Work Letter"), which Landlord anticipates to occur no later than February 1,2000 (the "Estimated Expansion Space Delivery Date"). Landlord shall use reasonable efforts to complete the Work and to deliver the Expansion Space to Tenant on or before the Estimated Expansion Space Delivery Date.

     3. Base Rent - Expansion Space. Commencing on the Expansion Space Delivery Date, and continuing through the Term of the Lease, the Base Rent due and payable for each rentable square foot contained in the Expansion Space (in addition to any other Base Rent payable pursuant to the terms of the Lease), shall be as follows:

     Rental Period              Annual Base Rental Rate/RSF    Monthly Base Rent
     Expansion Space Delivery   $13.00                         $5,399.33
     Date to 6/30/00
     7/01/00 to 6/30/01         $14.00                         $5,814.67
     7/01/01 to 6/30/02         $15.00                         $6,230.00
     7/01/02 to 6/30/03         $16.00                         $6,645.33
     7/01/03 to Expiration Date $17.00                         $7,060.67

     4. Tenant's Share of EOE. Commencing on the Expansion Space Delivery Date, Tenant shall pay to Landlord Tenant's Share of EOE with respect to the Expansion Space, in accordance with the terms and provisions of Paragraph 7 of the Lease. All rental, including without limitation Base Rent and Tenant's Share of EOE, shall be payable in accordance with the terms and provisions of the Lease.

     5. Parking. As of the Expansion Space Delivery Date, Tenant shall take and pay for an additional three (3) unreserved parking permits allowing access to the parking facilities serving the Building (the "Additional Parking Permits"). As of the Expansion Space Delivery Date, and continuing through the initial Term (and, if applicable, during any renewal or extension term of the Lease), Tenant shall pay Landlord's quoted monthly contract rate (as set from time to time) for each of the Additional Parking Permits, plus any taxes thereon. All of the other terms of the Lease applicable to Tenant's parking rights shall be applicable to the Additional Parking Permits provided in this Paragraph 5. The parking rights provided in this Paragraph 5 are in addition to any other parking rights provided in the Lease.

     6. Termination of Preferential Right to Lease. Tenant is exercising its preferential right to lease as set forth in Rider No. 2 to the Lease (the "Preferential Right to Lease") through its taking of the Expansion Space pursuant to the terms of this Third Amendment, and therefore the Preferential Right to Lease is hereby terminated and shall be considered null, void and of no further effect.

     7. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this Third Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this Third Amendment to Landlord by 5:00 p.m. (Denver, Colorado time) on November 10, 1999 it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

     8. Binding Effect. Except as modified by this Third Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Third Amendment, shall be binding upon the parties hereto, their successors and permitted assigns. This Third Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

     9. Ratification of Lease. All of the terms and provisions of the Lease as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

     10. Conflict. In the event of any conflict between the provisions of this Third Amendment and the provisions of the other portions of the Lease, the provisions of this Third Amendment shall control.

     EXECUTED as of the day and year first above written.


         TENANT:                                     LANDLORD:
         -------                                     ---------

INFONOW CORPORATION, a Delaware       CRESCENT REAL ESTATE
corporation                           EQUITIES LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Crescent Real Estate Equities, Ltd., a
                                      Delaware corporation, its general partner


By: /s/ Kevin D. Andrew               By: /s/ John L. Zogg, Jr.
-----------------------               -------------------------

Title: Vice President and CFO         Title: Vice President, Leasing/Marketing
-----------------------------         ----------------------------------------

                                    EXHIBIT A
                                    ---------

                          Depiction of Expansion Space

                                [to be attached]

                                    EXHIBIT A
                                    ---------

                          Depiction of Expansion Space

                                    EXHIBIT B
                                    ---------

                                   Work Letter

     This Work Letter is attached as an Exhibit to that certain Third Amendment to Office Lease (the 'Third Amendment") between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, as Landlord, and INFONOW CORPORATION, as Tenant, for the Expansion Space, containing approximately 4,984 RSF, located on the 11th floor of the Building. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Third Amendment, and if not defined in the Third Amendment, shall have the same meanings as in the Lease. In the event of any conflict between the Lease (as amended by the Third Amendment) and this Work Letter, the latter shall control.

1.   Approved Construction Documents.

     (a) Tenant's Information. No later than December 15, 1999, Tenant shall submit to Landlord all information necessary for the preparation of complete, detailed architectural, mechanical, electrical and plumbing drawings and specifications for construction of the Work (as defined below) in the Expansion Space, including Tenant's partition and furniture layout, reflected ceiling, telephone and electrical outlets and equipment rooms, initial provider(s) of telecommunications services, doors (including hardware and keying schedule), glass partitions, windows, critical dimensions, structural loads, millwork, finish schedules, and HVAC and electrical requirements (including Tenant's connected electrical loads and the National Electrical Code (NFPA-70) Design Load Calculations), together with all supporting information and delivery schedules ("Tenant's Information").

     (b) Construction Documents. Following Landlord's execution of the Third Amendment and receipt of Tenant's Information, an architectural/engineering firm approved by Landlord shall prepare and submit to Tenant all finished and detailed architectural drawings and specifications, including mechanical, electrical and plumbing drawings (the "Construction Documents"). J~ addition, Landlord shall advise Tenant of the number of days of Tenant Delay (as defined below) attributable to extraordinary requirements (if any) contained in Tenant's Information. Landlord (or its designated representative) reserves the right to designate the location(s) of all of Tenant's mechanical, electrical or other equipment and the manner in which such equipment will be connected to Building systems.

     (c) Approved Construction Documents. Within 3 days after receipt, Tenant shall (i) approve and return the Construction Documents to Landlord, or (ii) provide Landlord Tenant's written requested changes to the Construction Documents, in which event Landlord shall have the Construction Documents revised (as Landlord deems appropriate) and resubmitted to Tenant for approval within 3 days after receipt. If Tenant fails to request changes within such 3 day period, Tenant shall be deemed to have approved the Construction Documents. Upon Tenants approval, the Construction Documents shall become the "Approved Construction Documents". By granting approval of the Construction Documents (whether such approval is expressly granted or deemed given as provided above), Tenant shall be deemed to have confirmed by means of calculations or metering that the available capacity of the Building electrical system will support Tenant's electrical requirements.

2. Pricing and Bids. Following receipt of the Approved Construction Documents, Landlord will promptly price the construction of the Work with approved general contractors in accordance with the Approved Construction Documents and furnish written price estimates to Tenant. Upon receipt, Tenant shall promptly review such estimates and complete negotiations with Landlord for any changes or adjustments thereto. Within 5 days after such receipt, Tenant shall return the estimates with written approval to Landlord. If Tenant fails to give its approval within such 5 day period, the estimates will be deemed approved by Tenant.

3. Landlord's Contributions. Landlord will provide a construction allowance not to exceed $7.20 per RSF in the office space portion of the Expansion Space (the "Construction Allowance"), toward the cost of constructing the Work. Payments shall be made directly to Landlord's contractor performing the Work. The cost of
(a) all space planning, design, consulting or review services, (b) construction drawings, (c) extension of electrical wiring from Landlord's designated location(s) to the Expansion Space, (d) purchasing and installing all equipment for the Expansion Space (including any submeters and other above building standard electrical equipment approved by Landlord), (e) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, and (f) materials and labor, shall all be included in the cost of the Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose. All bills for the Work must be submitted within six months after the Expansion Space Delivery Date, and Landlord will make no further payments related to the Work after such six month period.

4.   Construction.

     (a) General Terms. Subject to the terms of this Work Letter, Landlord agrees to cause leasehold improvements to be constructed in the Expansion Space (the "Work") in a good and workmanlike manner in accordance with the Approved Construction Documents. Tenant acknowledges that Landlord is not an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Laws or be free from errors or omissions, nor that the Work will be free from defects, and Landlord will have no liability therefor. In the event of such errors, omissions or defects, and upon Tenant's written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties. In addition, unless expressly agreed to in writing by Landlord prior to commencement of the Work, Landlord's approval of the Construction Documents or the Work shall not be interpreted to waive or otherwise modify the terms and provisions of the Lease (as modified by the Third Amendment). Except with respect to the economic terms set forth in Paragraph 3 of this Work Letter, the terms and provisions contained in this Work Letter shall survive the completion of the Work and shall govern in all applicable circumstances arising under the Lease throughout the Term, including the construction of future improvements in the Expansion Space. Tenant acknowledges that Tenant's Information and the Approved Construction Documents must comply with (i) the definitions used by Landlord for the electrical terms used in this Work Letter, (ii) the electrical and HVAC design capacities of the Building, (iii) Landlord's policies concerning communications and fire alarm services, and (iv) Landlord's policies concerning Tenant's electrical design parameters, including harmonic distortion. Upon Tenant's request, Landlord will provide Tenant a written statement outlining items (i) through (iv) above.

     (b) ADA Compliance. Landlord shall, as a Building Operating Expense, be responsible for ADA compliance for the base Building, core areas (including elevators, Common Areas, Service areas and the Property's parking facilities) and all points of access into the Building. Tenant shall, at its expense, be responsible for ADA compliance in the Expansion Space, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its affiliates or transferees. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

     (c) Substantial Completion. Time is of the essence in connection with the obligations of Landlord and Tenant under this Work Letter. Landlord shall not be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion (as defined below) for any reason nor shall it render the Lease or this the Third Amendment void or voidable, and Tenant's sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay (as defined below) shall be the resulting postponement (if any) of the commencement of rental payments for the Expansion Space pursuant to the terms of the Third Amendment. Moreover, notwithstanding anything contained in the Third Amendment or this Work Letter to the contrary, Tenant acknowledges that Landlord will be performing its obligations under this Work Letter while Tenant is occupying the Premises contiguous to the Expansion Space, and agrees that Landlord, its agents, employees and contractors shall have the right to enter the Premises during business hours to perform the Work. Tenant understands that the work to be performed pursuant to this Work Letter may result in noise, vibration, dirt dust and other circumstances commonly attendant to construction. Tenant hereby waives any claim of injury or inconvenience to its business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by such entry or the performance of the Work required pursuant to the terms of this Work Letter, nor shall the same relieve Tenant of any obligations under the Lease (as amended by the Third Amendment). Landlord will attempt to minimize the disruption to Tenant's business during its performance of the Work. No entry of the Premises or Expansion Space by Landlord under this Work Letter shall be deemed a forcible or unlawful entry into the Premises or a detainer of the Premises, or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor shall such entry entitle Tenant to damages or an abatement of monthly Base Rent, Tenant's share of EOE, or other charges that the Lease requires Tenant to pay. Tenant shall fully cooperate with Landlord and its contractors and shall not in any way impeded, inhibit or hinder any of the Work to be performed pursuant to the terms of this Work Letter. For purposes of this Work Letter, the Work shall be deemed to be "Substantially Complete" on the date that all Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use or occupancy of the Expansion Space. However, if Landlord is delayed in the performance of the Work as a result of any Tenant Delay(s), the Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Work absent any Tenant Delay. "Tenant Dela means any act or omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Work, including, without limitation: (i) Tenant's failure to furnish information or approvals within any time period specified in this Work Letter, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant's selection of equipment or materials that have long lead times after first being informed by Landlord in writing that the selection may result in a delay; (iii) changes requested or made by Tenant to previously approved plans and specifications; or (iv) performance of work in the Expansion Space by Tenant or Tenant's contractor(s) during the performance of the Work.

5.   Costs.

     (a) Change Orders and Cost Overruns. All changes to, and deviations from, the Approved Construction Documents at the direction of Tenant (each, a "Change Order"), including any (i) direction of Tenant to omit any portion of the Work,
(ii) additional architectural or engineering services, (iii) changes to materials, whether standard materials, specially ordered materials, or specially fabricated materials, (iv) cancellation or modification of supply or fabrication orders, and (v) removal or alteration of any portion of the Work, must be approved in advance in writing by Landlord. Change Orders requested by Tenant and approved by Landlord which increase the cost of the Work shall be paid by Tenant within 15 days of receipt of Landlord's invoice therefor (which payment may be required by Landlord prior to commencing construction). Except as otherwise expressly provided in this Work Letter, all costs of the Work in excess of the Construction Allowance (collectively, "Cost Overruns") shall be paid by Tenant to Landlord within 10 days of Landlord's invoice. In addition, at Landlord's election, Landlord may require Tenant to prepay any projected Cost Overruns within 5 days of Landlord's invoice. Landlord may stop or decline to commence all or any portion of the Work until such payment (or prepayment) is received. On or before the date of Substantial Completion, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts. Tenant's failure to pay, when due, any Cost Overruns or the cost of any Change Order shall constitute an event of default under the Lease.

     (b) Construction Management Fee. Within 10 days following the date of invoice, Tenant shall, for supervision and administration of the construction and installation of the Work, pay Landlord a construction management fee equal to 2.5% of the aggregate contract price for the Work, which shall be paid from the Construction Allowance. Tenant's failure to pay such construction management fee when due shall constitute an event of default under the Lease.

                        FOURTH AMENDMENT TO OFFICE LEASE


     THIS FOURTH AMENDMENT TO OFFICE LEASE (this "Fourth Amendment') is entered into as of the 3rd dayof January, 2000, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and INFONOW CORPORATION, a Delaware corporation ("Tenant").

                                    Recitals
                                    --------

     A. Landlord and Tenant executed that certain Office Lease dated March 2, 1999 (the "Original Lease"), covering certain space therein designated as Suite 1100, containing approximately 7,782 RSF (the "Original Premises"), located on the eleventh (11th) floor of that office building commonly known as AT&T Building, and located at 1875 Lawrence Street, Denver, Colorado (the

     B. The Original Lease has been amended by: (i) that certain First Amendment to Office Lease (the "First Amendment") dated March 31, 1999, wherein, inter alia, Tenant and Landlord agreed to change certain provisions of the Lease pertaining to the security deposit and Construction Agreement; (ii) that certain Second Amendment to Office Lease (the Second Amendment") dated April 14, 1999, wherein Landlord and Tenant revised the Lease to reflect the correct RSF of the Building; and (iii) that certain Third Amendment to Office Lease (the 'Third Amendment") dated November 29, 1999, wherein Tenant leased an additional 4,984 RSF located contiguous to the Premises on the 11th floor of the Building (the "Expansion Space"). The Original Lease, as modified by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the "Lease." The Original Premises, as enlarged by the Expansion Space, are hereinafter referred to as the "Premises."

     C. Tenant has requested: (i) to extend the time for use of its construction allowance for the Original Premises; (ii) to utilize the construction allowance originally allocated for improvements in the Original Premises for improvements in the Expansion Space, and vice versa; arid (iii) to further amend and modify the Lease in certain respects as provided herein, and Landlord has agreed to such modifications, all on the terms and conditions contained herein.

     D. Unless otherwise expressly provided herein, capitalized terms used herein shall have the meanings as designated in the Lease.

                                    Agreement
                                    ---------

     In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlor and Tenant hereby agree as follows:

     1. Extension of Construction Allowance Deadline. Subparagraph 3(b) of the Construction Agreement attached as Exhibit C to the Original Lease is hereby amended in its entirety to read as follows:

     (b) Unused Allowance(s). Any allowance made available to Tenant under this Construction Agreement must be utilized for its intended purposes on or before April 30, 2000 or be forfeited with no further obligation on the part of Landlord. Notwithstanding the foregoing in the event that any of the Construction Allowance remains unused after the completion of the Work as set forth in this Construction Agreement, the remaining Construction Allowance may be utilized by Tenant for additional tenant improvements at the Premises at any time during the initial Term of the Lease, which additional tenant improvements shall be subject to Landlord's prior written approval and also subject to all of the provisions of the Lease concerning the construction of improvements or Alterations at the Premises, including but not limited to Paragraph 11 thereof.

     2. Pooling of Construction Allowances for Original Premises and Expansion Space. Notwithstanding anything to the contrary contained in the Original Lease or the Third Amendment, Tenant shall be entitled to use the Construction Allowance (as defined in the Original Lease) originally allocated for use in the Original Premises, for the Work (as defined in the Third Amendment) in the Expansion Space, and shall also be entitled to use the Construction Allowance (as defined in the Third Amendment) originally allocated for use in the Expansion Space, for the Work (as defined in the Original Lease) in the Original Premises; provided, however, that nothing contained herein shall be deemed to increase either Construction Allowance beyond its respective original amount as set forth in the Original Lease and Third Amendment, respectively.

     3. Time of the Essence. Time is of he essence with respect to Tenant's execution and delivery of this Fourth Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this Fourth Amendment to Landlord by 5:00 p.m. (Denver, Colorado time) on January 3, 2000 it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

     4. Binding Effect. Except as modified by this Fourth Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Fourth Amendment, shall be binding upon the parties hereto, their successors and permitted assigns. This Fourth Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.

     5. Ratification of Lease. All of the terms and provisions of the Lease as herein amended and supplemented, are hereby ratified and confirmed, and shall remain in full force and effect.

     6. Conflict. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the other portions of the Lease, the provisions of this Fourth Amendment shall control.

     EXECUTED as of the day and year first above written.

TENANT:                               LANDLORD:


INFONOW CORPORATION, a Delaware       CRESCENT REAL ESTATE
Corporation                           EQUITIES LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By: Crescent Real Estate Equities, Ltd., a
                                      Delaware corporation, its general
                                      Partner


By: /s/ Kevin D. Andrew               By: /s/ John L. Zogg, Jr.
-----------------------               -------------------------

Title: Vice President & CFO           Title: Vice President, Leasing/Marketing
---------------------------           ----------------------------------------